Filed Pursuant to Rule 424(b)(5)
Registration No. 333-270133

Prospectus Supplement

To Prospectus dated February 28, 2023

Brandywine Operating Partnership, L.P.

$300,000,000 6.125% Guaranteed Notes due 2031

Brandywine Operating Partnership, L.P. is offering $300,000,000 of its 6.125% guaranteed notes due January 15, 2031 (the “notes”).

The notes will bear interest at a rate of 6.125% per year. We will pay interest on the notes semi-annually on January 15 and July 15 of each year, beginning on January 15, 2026. The notes will mature on January 15, 2031.

We may redeem the notes, in whole or in part, at any time at the applicable redemption prices described in this prospectus supplement.

The notes will be unsecured and will rank equally with all of the other unsecured unsubordinated indebtedness of Brandywine Operating Partnership, L.P. from time to time outstanding. Brandywine Realty Trust, the sole general partner of Brandywine Operating Partnership, L.P., will guarantee payment of the principal and interest on the notes. The guarantee of the notes will be an unsecured and unsubordinated obligation of Brandywine Realty Trust. Brandywine Realty Trust has no material assets other than its investment in Brandywine Operating Partnership, L.P.

We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated quotation system.

Investing in the notes involves risks. See “Cautionary Statement Regarding Forward-Looking Statements” beginning on page S-iii of this prospectus supplement, “Risk Factors” beginning on page S-5 of this prospectus supplement and “Risk Factors” beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference in this prospectus supplement and in the accompanying prospectus.

Neither the Securities and Exchange Commission (the “SEC”), nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Price to Public		Underwriting Discount	Proceeds to Us Before Expenses
Per note	100.000%		1.000%	99.000%
Total	$300,000,000	(1)	$3,000,000	$297,000,000	(1)

(1)	Plus accrued interest, if any, from and including October 3, 2025, if settlement occurs after that date.

The underwriters expect to deliver the notes offered hereby in book-entry form only through the facilities of The Depository Trust Company (“DTC”) against payment on or about October 3, 2025.

Joint Book-Running Managers

BofA Securities	Citigroup	Truist Securities	Wells Fargo Securities

BNY Capital Markets	Citizens Capital Markets	M&T Securities	PNC Capital Markets LLC	US Bancorp

Co-Managers

Ramirez & Co., Inc.	Synovus

September 29, 2025

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus filed with the SEC in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with additional or different information. If anyone provides you with additional or different information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any such free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

Prospectus Supplement

Prospectus

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes certain matters relating to us and this offering. The second part is the accompanying prospectus dated February 28, 2023, which gives more general information about our debt securities and other securities we may offer from time to time.

You should carefully read this prospectus supplement, the accompanying prospectus and the additional information incorporated by reference herein and therein before investing in the notes. See “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus. These documents contain important information that you should consider before making your investment decision. This prospectus supplement and the accompanying prospectus contain the terms of this offering of notes. The accompanying prospectus contains information about certain of our securities generally, some of which does not apply to the notes covered by this prospectus supplement. This prospectus supplement may add, update or change information contained in or incorporated by reference in the accompanying prospectus. If the information in or incorporated by reference in this prospectus supplement is inconsistent with any information contained in or incorporated by reference in the accompanying prospectus, the information in or incorporated by reference in this prospectus supplement will apply and will supersede the inconsistent information contained in or incorporated by reference in the accompanying prospectus.

As used in this prospectus supplement, unless the context otherwise requires, references to “Brandywine” refer to Brandywine Realty Trust, a Maryland real estate investment trust (“REIT”); references to the “Operating Partnership” refer to Brandywine Operating Partnership, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to Brandywine Realty Trust and its consolidated subsidiaries (including the Operating Partnership).

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement, and the accompanying prospectus, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements of each of Brandywine and the Operating Partnership to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” or the negative of these words, or other similar words or terms. Factors which could materially and adversely affect us include, but are not limited to the following:

•

adverse changes in national and local economic conditions, the real estate industry and the commercial real estate markets in which we operate, which would have a negative effect on, among other things:

•	overall market occupancy levels and demand for office and other commercial space and rental rates;

•

the financial condition of our tenants, many of which are financial, legal and other professional firms, our lenders, counterparties to our derivative financial instruments and institutions that hold our cash balances and short-term investments, which may expose us to increased risks of default by these parties;

•

the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue acquisition and development opportunities and refinance existing debt; and

S-iii

•

real estate asset valuations, a further decline in which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis and may result in additional impairments of our real estate.

•	competition from other owners, developers and investors, including for tenants and investment opportunities;

•	our failure to lease unoccupied space in accordance with our projections, including on account of changing work patterns and reduced demand for our real estate;

•	our failure to re-lease occupied space upon expiration of leases, including on account of changing work patterns and reduced demand for office space;

•	tenant defaults and the bankruptcy of major tenants;

•	volatility in the capital and credit markets, including changes that reduce the availability, and increase costs, of capital;

•	increasing interest rates, which would increase our borrowing costs and could adversely affect the market price of our securities;

•	failure to obtain financing at budgeted levels for developments and redevelopments;

•	failure of interest rate hedging contracts to perform as expected and the effectiveness of such arrangements;

•	inflation, which, among other things, has increased our operating expenses and costs for supplies and labor;

•	failure of acquisitions, developments and other investments, including projects undertaken through joint ventures and equity investments in third parties, to perform as expected;

•	unanticipated costs associated with the purchase, integration and operation of our acquisitions;

•

unanticipated costs and delays to complete, lease-up and operate our developments and redevelopments, including on account of shortages of, and delays in shipping of, supplies and materials for our developments and redevelopments;

•	additional impairment charges;

•

unanticipated costs and cost overruns associated with land development, including building and construction moratoriums and inability to obtain necessary zoning, land-use, building, occupancy and other required governmental approvals, construction cost increases or overruns and construction delays;

•

lack of liquidity of our real estate investments, which could make it difficult for us to respond to changing economic or financial conditions or changes in the operating performance of our properties;

•	potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us;

•

the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus and the actions taken by government authorities and others related thereto, including actions that restrict or limit the ability of our company, our properties and our tenants to operate;

•	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage;

•	increased costs for, or lack of availability of, adequate insurance, including for terrorist acts or environmental liabilities;

•	actual or threatened terrorist attacks;

S-iv

•

security breaches through cyber attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology networks and related systems, which support our operations and our properties;

•	the impact on workplace and tenant space demands driven by technology, employee culture and commuting patterns;

•	demand for tenant services beyond those traditionally provided by landlords;

•	liability and clean-up costs under environmental or other laws;

•

risks associated with our investments in real estate ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our venture partners’ financial condition;

•	inability of real estate venture partners to fund venture obligations or perform under our real estate venture development agreements;

•	failure to manage our growth effectively into new product types within our portfolio and real estate venture arrangements;

•	failure of dispositions to close in a timely manner;

•	the impact of climate change and compliance costs relating to laws and regulations governing climate change;

•	risks associated with federal, state and local tax audits;

•	complex regulations relating to our status as a REIT, and the adverse consequences of our failure to qualify as a REIT;

•

changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on our earnings; and

•

our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn could have an adverse effect on the market price of our securities.

All of the above factors and the other risks identified in the “Risk Factors” section and other sections of our Annual Report on Form 10-K for the year ended December 31, 2024 should be considered in evaluating any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus.

In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus supplement or the accompanying prospectus, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus supplement or the accompanying prospectus may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

S-v

SUMMARY

The information below is only a summary of more detailed information included elsewhere in or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information that is important to you or that you should consider before investing in the notes. You should read carefully this prospectus supplement and the accompanying prospectus, as well as the information incorporated by reference, before you invest in the notes.

Brandywine Realty Trust and Brandywine Operating Partnership, L.P.

We are a self-administered and self-managed REIT engaged in the acquisition, development, redevelopment, ownership, management, and operation of a portfolio of office, life science/lab, residential and mixed-use properties. We own our assets and conduct our operations through our operating subsidiary, Brandywine Operating Partnership, L.P. and its subsidiaries. We control the Operating Partnership as its sole general partner and, as of June 30, 2025, owned an approximate 99.7% interest in the Operating Partnership.

As of June 30, 2025, we owned 63 properties that contain an aggregate of approximately 11.8 million net rentable square feet and consist of 56 office properties, four mixed-use properties (60 core properties), two development/redevelopment properties and one recently completed not yet stabilized property. As of June 30, 2025, we also owned approximately 129.5 acres of land held for development, held a leasehold interest in one land parcel totaling 0.8 acres, acquired through a prepaid 99-year ground lease, and held options to purchase approximately 5.1 additional acres of undeveloped land. As of June 30, 2025, the total potential development that this inventory of land could support under current zoning and entitlements, including the parcels under option, amounted to an estimated 11.9 million net rentable square feet.

As of June 30, 2025, we also owned economic interests in nine unconsolidated real estate ventures. As of June 30, 2025, four of these real estate ventures owned properties (directly or through leasehold interests) that contained an aggregate of approximately 4.1 million net rentable square feet of office space; one of the real estate ventures directly owns one property with 341 rentable residential units; one of the real estate ventures directly owns a mixed use building featuring 0.2 million square feet of office space and 326 rentable residential units; two of the real estate ventures owned 1.4 acres of land held for development; and one of the real estate ventures owned land in active development.

Our properties and properties owned by our unconsolidated real estate ventures are primarily located in or near Philadelphia, Pennsylvania; Austin, Texas; Metropolitan Washington, D.C.; Southern New Jersey; and Wilmington, Delaware. In addition to managing properties that we own, as of June 30, 2025, our management company subsidiaries were managing properties containing an aggregate of approximately 19.0 million net rentable square feet, of which approximately 11.8 million net rentable square feet related to properties owned by us and approximately 7.2 million net rentable square feet related to properties owned by our unconsolidated real estate ventures.

We were organized and commenced operations in 1986 as a Maryland REIT. Our Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership.

Our principal executive offices are located at 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104, and our telephone number is (610) 325-5600.

We maintain an Internet website at http://www.brandywinerealty.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus except to the extent otherwise expressly provided for herein and therein.

Recent Developments

On September 26, 2025, our Board of Trustees declared a quarterly dividend distribution of $0.08 per common share and OP Unit payable on October 23, 2025 to holders of record on October 9, 2025.

The Offering

Issuer	Brandywine Operating Partnership, L.P.

Guarantor	Brandywine Realty Trust.

Securities Offered	$300,000,000 aggregate principal amount of 6.125% Guaranteed Notes due 2031.

Maturity Date	The notes will mature on January 15, 2031.

Interest Rate	The notes will bear interest at a rate of 6.125% per annum.

Interest Payment Dates	Interest on the notes will be payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026. Interest on the notes will accrue from October 3, 2025.

Optional Redemption

We may redeem the notes, in whole or in part, at any time at the applicable redemption prices described in “Description of the Notes and the Guarantee—Optional Redemption” in this prospectus supplement.

Ranking

The notes will be unsecured obligations of the Operating Partnership and will rank equally with all of its other unsecured unsubordinated indebtedness from time to time outstanding. The notes will be effectively subordinated to the secured indebtedness of the Operating Partnership and Brandywine to the extent of the value of the collateral thereof and will be structurally subordinated to the indebtedness and other liabilities of the consolidated subsidiaries of the Operating Partnership. See “Risk Factors—The notes and the guarantee will be effectively subordinated and structurally subordinated to certain of our other obligations, which may reduce amounts available for payment of the notes and the guarantee.”

Guarantee

Brandywine will fully and unconditionally guarantee payment of the principal of and premium, if any, and interest on the notes. The guarantee will be an unsecured and unsubordinated obligation of Brandywine. Brandywine, however, has no material assets other than its investment in the Operating Partnership.

Covenants

Under the indenture (as defined herein), we have agreed to certain restrictions on our ability to incur debt and to enter into certain transactions. See “Description of the Debt Securities—Covenants” in the accompanying prospectus.

Form and Denominations

We will issue the notes in fully registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be represented by one or more global securities registered in the name of a nominee of DTC. You will hold beneficial interests in the notes through DTC, and DTC and its direct and indirect participants will record your beneficial interest on their books. Except under limited circumstances, we will not issue certificated notes.

Use of Proceeds

We estimate that the net proceeds from the sale of the notes in this offering will be approximately $296.3 million after deducting the underwriting discount and estimated transaction expenses relating to this offering and payable by us.

We intend to use the net proceeds from this offering to repay our consolidated secured debt and for general corporate purposes, which may include the repayment, repurchase or other retirement of other indebtedness. See “Use of Proceeds” in this prospectus supplement.

No Listing	We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated quotation system.

Tax Consequences

Certain federal income tax considerations in connection with purchasing, owning and disposing of the notes are summarized in “Material U.S. Federal Income Tax Considerations” on page S-16 of this prospectus supplement, which supplements the discussion under the heading “Material Federal Income Tax Considerations” in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2024, which discussion is incorporated by reference into this prospectus supplement and supersedes the discussion under “Material Federal Income Tax Considerations” in the accompanying prospectus.

Risk Factors

See “Risk Factors” beginning on page S-5 of this prospectus supplement, and beginning on page 10 of our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of certain risks that you should consider before making an investment in the notes.

RISK FACTORS

Investing in our notes involves a high degree of risk. You should carefully consider the risk factors set forth below or incorporated by reference to our most recent Annual Report on Form 10-K and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the notes. See also “Cautionary Statement Regarding Forward-Looking Statements.”

Brandywine has no material assets other than its investment in the Operating Partnership.

Brandywine will fully and unconditionally guarantee the payment of principal, the make-whole premium, if any, and interest with respect to the notes. The guarantee will be an unsecured and unsubordinated obligation of Brandywine and will rank equally with Brandywine’s other unsecured and unsubordinated obligations. After giving effect to the consummation of this offering, the use of proceeds therefrom as described under “Use of Proceeds” and the footnotes identified under “Capitalization” in this prospectus supplement, as of June 30, 2025, Brandywine and its consolidated subsidiaries would have had unsecured and unsubordinated obligations of approximately $2.3 billion, consisting of (1) $250.0 million aggregate principal amount of indebtedness under our unsecured term loan facilities, (2) no amount outstanding under our unsecured revolving credit facility, (3) $450.0 million aggregate principal amount of 3.95% guaranteed notes due 2027, (4) $350.0 million aggregate principal amount of 8.30% guaranteed notes due 2028, (5) $350.0 million aggregate principal amount of 4.55% guaranteed notes due 2029, (6) $550.0 million aggregate principal amount of 8.875% guaranteed notes due 2029, (7) $78.6 million aggregate principal amount of trust preferred notes due 2035, and (8) $300.0 million aggregate principal amount of notes offered hereby. After giving effect to the consummation of this offering, the use of proceeds therefrom as described under “Use of Proceeds” and the footnotes identified under “Capitalization” in this prospectus supplement, as of June 30, 2025, Brandywine and its consolidated subsidiaries had no secured debt outstanding. Holders of the notes will be relying solely upon the Operating Partnership, as issuer, and Brandywine, as guarantor, to make payments in respect of the notes. Brandywine has no material assets other than its investment in the Operating Partnership.

The notes and the guarantee will be effectively subordinated and structurally subordinated to certain of our other obligations, which may reduce amounts available for payment of the notes and the guarantee.

Both the notes and the guarantee will be unsecured. The holders of our secured debt may foreclose on the assets securing such debt, reducing the cash flow from the foreclosed property available for payment of unsecured debt, including the notes and the guarantee. The holders of our secured debt would also have priority over unsecured creditors in the event of our bankruptcy, liquidation or similar proceeding. As a result, the notes and the guarantee will be effectively subordinated to our secured debt to the extent of the value of the collateral securing such secured debt. The notes will also be structurally subordinated to the indebtedness and other liabilities of the subsidiaries of the Operating Partnership. Brandywine and its consolidated subsidiaries had approximately $286.4 million of secured debt obligations outstanding as of June 30, 2025. We may enter into additional secured debt financings in the future. The indenture governing the notes will permit us and our subsidiaries to incur additional secured and unsecured indebtedness if the conditions specified in the indenture are met. See “Description of the Debt Securities—Covenants” in the accompanying prospectus.

The notes will restrict, but will not eliminate, our ability to incur additional debt or prohibit us from taking other action that could negatively impact holders of the notes.

We will be restricted from incurring additional indebtedness under the terms of the notes and the indenture governing the notes. However, these limitations are subject to significant exceptions. See “Description of the Debt Securities—Covenants—Limitations on Incurrence of Indebtedness and Incurrence of Liens” in the accompanying prospectus. We will be permitted to refinance our debt, recapitalize our capital structure, incur additional debt, secure existing or future debt and take other actions that are not prohibited by the indenture and the notes, including repurchasing indebtedness or common or preferred shares or paying dividends, which could negatively affect our ability to make payments in respect of the notes when due. In addition, except as set forth under “Description of the Debt Securities—Covenants—Limitations on Incurrence of Indebtedness and Incurrence of Liens” in the accompanying prospectus, the indenture will not contain provisions applicable to the notes that would limit our ability to incur indebtedness or that would afford holders of the notes protection in the event of a highly leveraged or similar transaction involving us.

A trading market may not develop for the notes.

The notes will be a new issue of securities with no established trading market. We do not intend to apply for listing of the notes on any securities exchange or for quotation on any automated quotation system. We cannot assure you that an active or liquid trading market for the notes will develop. If a trading market were to develop, the notes could trade at prices that may be higher or lower than their initial offering price and this may result in a return that is greater or less than the interest rate on the notes, depending on many factors, including, among others, prevailing interest rates, our financial results, any decline in our creditworthiness and the market for similar securities.

The market price of the notes may be subject to fluctuations.

The market price of the notes will depend on many factors that may vary over time and some of which are beyond our control, including, among others, the following:

•	our operating and financial performance;

•	the amount of outstanding indebtedness of our company and our subsidiaries;

•	prevailing market interest rates;

•	the market for similar securities;

•	competition;

•	the ratings of the notes or our other indebtedness and ability to comply with our debt covenants;

•	the size and liquidity of the market for the notes;

•	general economic conditions; and

•	the realization of any of the other risks included in or incorporated by reference in this prospectus supplement and the accompanying prospectus.

As a result of these factors, you may be able to sell your notes only at prices below those you believe to be appropriate, including prices below the price you paid for them.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as prevailing market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you purchase the notes and interest rates increase, the market value of the notes may decline. We cannot predict the future level of interest rates.

Brandywine is required to make distributions to its shareholders and therefore the Operating Partnership must make distributions to Brandywine, which could negatively affect our ability to make payments in respect of the notes when due.

To maintain its status as a REIT for U.S. federal income tax purposes, Brandywine must distribute to its common and preferred shareholders at least 90% of its taxable income (excluding capital gains) each year. Brandywine depends upon distributions or other payments from the Operating Partnership to make distributions to its common and preferred shareholders. These distributions could negatively impact our ability to make payments in respect of the notes when due.

Our credit ratings may not reflect all risks of your investment in the notes, and negative changes in our credit ratings may adversely affect your investment in the notes.

Our credit ratings are an assessment by ratings agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the notes. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the notes. Agency ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization. Each agency’s rating should be evaluated independently of any other agency’s rating.

There can be no assurance that we will be able to maintain our current credit ratings. During the third quarter of 2023, Moody’s Investors Services Inc. (“Moody’s) downgraded our senior unsecured credit rating from Baa3 to Ba1. As a result of the downgrade, the interest rate on our outstanding 2028 Notes increased 25 basis points in September 2023 due to the coupon adjustment provisions within the 2028 Notes. In January 2024, S&P Global Ratings, and its successors (“S&P”), downgraded our senior unsecured credit rating from BBB- to BB+. As a result of the downgrade, the interest rate on the 2028 Notes increased 25 basis points to 8.05% in March 2024 due to the coupon adjustment provisions within the 2028 Notes. During the second quarter of 2024, Moody’s downgraded our senior unsecured credit rating from Ba1 to Ba2. As a result of the downgrade, the interest rate on the 2028 Notes increased 25 basis points to 8.30% in April 2024 due to the coupon adjustment provisions within the 2028 Notes. In the event that our current credit ratings are further downgraded or removed, we may continue to face higher borrowing costs and experience greater difficulty in obtaining additional financing, which would in turn have a material adverse effect on our financial condition, results of operations and liquidity.

We will require a significant amount of cash to service our debt. Our ability to generate cash depends on many factors beyond our control.

Our ability to make payments on and to refinance our debt, including the notes, and to fund planned capital expenditures, will depend on our ability to generate cash in the future. This is subject to general economic, financial, competitive and other factors that may be beyond our control.

Based on our current operations, we believe our cash flow from operations, available cash and available borrowings under our credit facilities will be adequate to meet our future liquidity needs for the next several years barring any unforeseen circumstances which are beyond our control. We cannot assure you, however, that our business will generate sufficient cash flow from operations or that future borrowing will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to pay our debt, including the notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our debt, including the notes, before maturity. We cannot assure you that we will be able to refinance any of our debt, including our term loans and credit facility, or the notes, on commercially reasonable terms or at all.

Our management will have broad discretion in allocating a portion of the net proceeds from this offering.

Our management has significant flexibility in applying a portion of the net proceeds we expect to receive from this offering, and investors will be relying on the judgment of management with regard to the use of such portion of these net proceeds. We intend to use the net proceeds from this offering as described in “Use of Proceeds,” but because any remaining net proceeds are not required to be allocated to any specific investment or transaction, you cannot determine at this time the value or propriety of our application of such remaining net proceeds, and you may not agree with our decisions. In addition, our use of a portion of the net proceeds from this offering may not yield a significant return or any return at all. The failure by our management to apply these funds effectively could have a material adverse effect on our financial condition, results of operations, business or prospects. See “Use of Proceeds.”

USE OF PROCEEDS

We estimate that the net proceeds from the sale of the notes in this offering will be approximately $296.3 million, after deducting the underwriting discount and estimated transaction expenses related to this offering and payable by us.

We intend to use the net proceeds from the sale of the notes in this offering to repay our consolidated secured debt and for general corporate purposes, which may include the repayment, repurchase or other retirement of other indebtedness. As of June 30, 2025, our secured debt consists of a $50.0 million secured construction loan due 2026, which was repaid in full on July 23, 2025, and a $245.0 million 5.88% secured term loan due 2028, of which $245.0 million was outstanding as of June 30, 2025. Our $245.0 million 5.88% secured term loan due 2028 matures in February 2028. Outstanding borrowings under our $245.0 million 5.88% secured term loan due 2028 bear interest at a rate of 5.88% per year. Our management will have broad discretion in the application of a portion of the net proceeds from this offering, and investors will be relying on the judgment of management with regard to the use of such portion of the net proceeds. Please see “Risk Factors—Our management will have broad discretion in allocating a portion of the net proceeds from this offering.” Pending application of the net proceeds as described above, we may invest such proceeds in short-term, interest bearing investments that are consistent with our intention to continue to qualify as a REIT.

Affiliates of certain underwriters in this offering, and the trustee under the indenture for the notes, are lenders and/or agents under our unsecured revolving credit facility and/or our term loan facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under the unsecured revolving credit facility and term loan facility, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of June 30, 2025 (i) on an actual basis; and (ii) on an as adjusted basis to give effect to the issuance and sale of the notes offered hereby and the use of the net proceeds therefrom (after deducting the underwriting discount and estimated transaction expenses relating to this offering and payable by us) as described under “Use of Proceeds.”

The information set forth in the table below is only a summary and should be read in conjunction with our consolidated financial statements and the notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	June 30, 2025
	Actual	As Adjusted
	(in thousands) (unaudited)
Cash and Cash Equivalents(1)	$122,645	$119,224

Debt:
Secured debt, net(1)(2)	286,352	—
Unsecured revolving credit facility(3)	—	—
Unsecured term loans(4)	249,186	249,186
Unsecured senior notes, net(5)	1,776,851	2,076,851

Total debt(1)	$2,312,389	$2,326,037

Equity:
Common Shares of Brandywine Realty Trust’s beneficial interest, $0.01 par value; shares authorized 400,000,000; 173,702,177 issued and outstanding as of June 30, 2025	1,733	1,733
Additional paid-in capital	3,195,813	3,195,813
Cumulative earnings	667,855	667,855
Accumulated other comprehensive income (loss)	(1,118)	(1,118)
Cumulative distributions	(2,984,508)	(2,984,508)
Non-controlling interests	5,467	5,467

Total equity	885,242	885,242

Total Capitalization	$3,197,631	$3,211,279

(1)	As adjusted amount also reflects the repayment in full on July 23, 2025 of $43.3 million outstanding under our $50.0 million construction loan due 2026.
(2)	Net of approximately $2.0 million in deferred financing costs, as of June 30, 2025.
(3)

As of June 30, 2025, the maximum availability under our unsecured revolving credit facility was $600.0 million. As of June 30, 2025, we had no borrowings under this credit facility and $39.2 million in letters of credit outstanding under the letter of credit subfacility of this credit facility, leaving $560.8 million of unused availability thereunder.

(4)	Net of approximately $0.8 million in unsecured deferred financing costs, as of June 30, 2025.
(5)	Net of approximately $10.5 million in unsecured deferred financing costs plus original issue premium of approximately $8.7 million, as of June 30, 2025.

DESCRIPTION OF THE NOTES AND THE GUARANTEE

The following description of the particular terms of the notes and the guarantee offered by this prospectus supplement supplements the description of the general terms and provisions of the debt securities and the guarantee set forth in the accompanying prospectus under “Description of the Debt Securities.”

The notes and the guarantee will be issued under an indenture dated as of October 22, 2004, as amended and supplemented, which Brandywine and the Operating Partnership have entered into with The Bank of New York Mellon (formerly known as The Bank of New York), as trustee. We have filed the indenture and all supplements to the indenture (collectively, the “indenture”) as exhibits to the registration statement of which the accompanying prospectus forms a part. The indenture has been qualified under and is subject to the Trust Indenture Act of 1939, as amended.

The following description summarizes selected provisions of the indenture and the notes. It does not restate the indenture or the terms of the notes in their entirety. We urge you to read the forms of the indenture and the notes because the indenture and the notes, and not this description, define the rights of holders of the notes, and this description is qualified in its entirety by reference to the indenture and the notes.

General

The notes offered hereby will be issued in an aggregate principal amount of $300.0 million. The notes will mature on January 15, 2031. The notes will bear interest at a rate of 6.125% per year.

The notes will be unsecured obligations of the Operating Partnership and will rank equally with all other unsecured debt of the Operating Partnership that is not subordinated to the notes. The notes will also be effectively subordinated to the secured indebtedness of the Operating Partnership and Brandywine to the extent of the value of the collateral thereof and will be structurally subordinated to the indebtedness and other liabilities of our other subsidiaries. See “Risk Factors—The notes and the guarantee will be effectively subordinated and structurally subordinated to certain of our other obligations, which may reduce amounts available for payment of the notes and the guarantee.”

Brandywine will fully and unconditionally guarantee the due and punctual payment of principal of and the make-whole premium, if any, and interest on the notes. The guarantee will be an unsecured and unsubordinated obligation of Brandywine. Brandywine, however, has no material assets other than its interest in the Operating Partnership. See “Risk Factors—Brandywine has no material assets other than its investment in the Operating Partnership” and “—The notes and the guarantee will be effectively subordinated and structurally subordinated to certain of our other obligations, which may reduce amounts available for payment of the notes and the guarantee” in this prospectus supplement.

The notes will be issued only in registered form in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of one or more global securities. See “—Book-Entry, Delivery and Form,” “—Global Clearance and Settlement Procedures” and “—Definitive Notes and Paying Agents” in this prospectus supplement and “Description of the Debt Securities—Book-Entry System and Global Securities” in the accompanying prospectus. DTC will be the depositary with respect to the notes. The notes will be issued as fully registered securities in the name of Cede & Co., DTC’s nominee, and will be held by a custodian for DTC.

The defeasance and covenant defeasance provisions of the indenture will apply to the notes. The notes will not be subject to repayment at the option of any holder before maturity. In addition, the notes will not be entitled to the benefit of any sinking fund.

We reserve the right to issue additional notes, without limitation, without your consent. If we issue additional notes, the additional notes will be identical to the notes in all respects (except for their issue date, initial interest accrual date, issue price, and, if applicable, the initial interest payment date) so that the additional notes may be consolidated, and form a single series with, the notes offered hereby.

As used in this prospectus supplement, “Business Day” means any day, other than a Saturday or Sunday, on which banking institutions in New York City are not required or authorized by law or executive order to close.

Interest

Interest on the notes offered hereby will accrue from and including October 3, 2025. We will make interest payments on the notes semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2026, to registered holders of the notes on the immediately preceding January 1 or July 1, as the case may be.

Interest payments in respect of the notes will equal the amount of interest accrued from and including the immediately preceding interest payment date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment with respect to the notes) but excluding the applicable interest payment date or maturity date, as the case may be.

Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date, maturity date or redemption date with respect to the notes falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be made on the next succeeding Business Day as if made on the date on which such payment was due, and no interest will accrue on such payment for the period from and after such interest payment date, maturity date or redemption date, as the case may be, to the date of such payment on the next succeeding Business Day.

Optional Redemption

Prior to December 15, 2030 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the notes at our option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal”

(or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date of the notes (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but no more than 60 days before the redemption date to each holder of notes to be redeemed.

In the case of a partial redemption, selection of the notes in definitive form for redemption will be made by lot. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary, and may be made on a pro rata pass-through distribution of principal basis.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Covenants

The indenture contains various covenants. See “Description of the Debt Securities—Covenants” and “—Events of Default, Notice and Waiver” in the accompanying prospectus. Except as explained below or as may be provided in any supplemental indenture, the covenants contained in the indenture will apply to the notes. With regard to such notes, the Third Supplemental Indenture replaces the definition of “Total Unencumbered Assets” with the definition provided below. This definition is used in the covenant regarding our maintenance of Total Unencumbered Assets. The other covenants contained in the indenture apply to the notes.

“Total Unencumbered Assets” means the sum of (1) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money; and (2) all of the other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Indebtedness for purposes of the covenant requiring the Operating Partnership and its Subsidiaries to maintain Total Unencumbered Assets equal to at least 150% of the aggregate outstanding principal amount of their Unsecured Indebtedness on a consolidated basis, all investments in any Person that is not consolidated for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets.

As of June 30, 2025, the aggregate investments of the Operating Partnership and its Subsidiaries in all Persons that are not consolidated for financial reporting purposes was $555.5 million.

Unless otherwise indicated, capitalized terms used but not defined in this section “Description of the Notes and the Guarantee” have the respective meanings given to them in the indenture.

Same-Day Payment

We will make all payments due on the notes in immediately available funds so long as the notes are in book-entry form.

Book-Entry, Delivery and Form

We have obtained the information in this section concerning DTC and the book-entry system and procedures from sources that we believe to be reliable, but we take no responsibility for the accuracy of this information.

The notes will be issued as fully registered global notes which will be deposited with, or on behalf of, DTC, and registered, at the request of DTC, in the name of Cede & Co. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct or indirect participants in DTC. Beneficial interests in the global notes will be held in denominations of $2,000 and whole multiples of $1,000 in excess thereof. Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

We will make principal, premium, if any, and interest payments on the notes represented by a global note to the paying agent which in turn will make payment to DTC or its nominee, as the case may be, as the sole registered owner and the sole holder of the notes represented by that global note for all purposes under the indenture. Accordingly, we, the trustee and any paying agent will have no responsibility or liability for:

•	any aspect of DTC’s records relating to, or payments made on account of, beneficial ownership interests in a note represented by a global note;

•

any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global note held through those participants; or

•	the maintenance, supervision or review of any of DTC’s records relating to those beneficial ownership interests.

DTC has advised us that its current practice is to credit participants’ accounts on each payment date with payments in amounts proportionate to their respective beneficial interests in the principal amount of such global note as shown on DTC’s records, upon DTC’s receipt of funds and corresponding detail information. The underwriters will initially designate the accounts to be credited. Payments by participants to owners of beneficial interests in a global note will be governed by standing instructions and customary practices, as is the case with securities held for customer accounts registered in “street name,” and will be the sole responsibility of those participants. Book-entry notes may be more difficult to pledge because of the lack of a physical note.

DTC

So long as DTC or its nominee is the registered owner of a global note, DTC or its nominee, as the case may be, will be considered the sole owner and holder of the notes represented by that global note for all purposes of the notes. Owners of beneficial interests in the notes will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered owners or holders of notes under the indenture. Accordingly, each person owning a beneficial interest in a global note must rely on the procedures of DTC and, if that person is not a DTC participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder of notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in certificated form. These laws may impair the ability to transfer beneficial interests in a global note. Beneficial owners may experience delays in receiving distributions on their notes since distributions will initially be made to DTC and must then be transferred through the chain of intermediaries to the beneficial owner’s account.

We understand that, under existing industry practices, if we request holders to take any action, or if an owner of a beneficial interest in a global note desires to take any action which a holder is entitled to take under the indenture, then DTC would authorize the participants holding the relevant beneficial interests to take that action and those participants would authorize the beneficial owners owning through such participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them.

Beneficial interests in a global note will be shown on, and transfers of those ownership interests will be effected only through, records maintained by DTC and its participants for that global note. The conveyance of notices and other communications by DTC to its participants and by its participants to owners of beneficial interests in the notes will be governed by arrangements among them, subject to any statutory or regulatory requirements in effect.

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act.

DTC holds the securities of its participants and facilitates the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of its participants. The electronic book-entry system eliminates the need for physical certificates. DTC’s participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of which, and/or their representatives, own DTC. Banks, brokers, dealers, trust companies and others that clear through or maintain a custodial relationship with a participant, either directly or indirectly, also have access to DTC’s book-entry system. The rules applicable to DTC and its participants are on file with the SEC.

DTC has advised us that the above information with respect to DTC has been provided to its participants and other members of the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System.

Definitive Notes and Paying Agents

In the event that DTC discontinues providing its services as securities depository or ceases to be a clearing agency registered under the Exchange Act, we decide to discontinue use of the system of book-entry transfers through DTC, or an event of default with respect to the notes occurs, then the beneficial owners will be notified through the chain of intermediaries that definitive notes are available. Beneficial owners of global notes will then be entitled (1) to receive physical delivery in certificated form of definitive notes equal in aggregate principal amount to their beneficial interest and (2) to have the definitive notes registered in their names. The definitive notes will be issued in denominations of $2,000 and whole multiples of $1,000 in excess thereof. Definitive notes will be registered in the name or names of the person or persons DTC specifies in a written instruction to the registrar. DTC may base its written instruction upon directions it receives from its participants. Thereafter, the holders of the definitive notes will be recognized as the “holders” of the notes under the indenture.

The indenture provides for the replacement of a mutilated, lost, stolen or destroyed definitive note, so long as the applicant furnishes to the Operating Partnership and Brandywine and the trustee such security or indemnity and such evidence of ownership as they may require.

In the event definitive notes are issued, the holders of definitive notes will be able to receive payments of principal, premium, if any, and interest on their notes at the office of the Operating Partnership’s paying agent maintained in the Borough of Manhattan, The City of New York. Payment of principal of or premium, if any, on a definitive note may be made only against surrender of the note to the Operating Partnership’s paying agent. The Operating Partnership has the option, however, of making payments of interest by mailing checks to the address of the holder appearing in the security register maintained by the registrar of the notes.

The Operating Partnership’s paying agent in the Borough of Manhattan is currently the corporate trust office of The Bank of New York Mellon, located at 240 Greenwich Street, New York, NY 10286, Attention: Corporate Trust Administration.

In the event that definitive notes are issued, the holders of definitive notes will be able to transfer their notes, in whole or in part, by surrendering the notes for registration of transfer at the office of The Bank of New York Mellon, duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Operating Partnership, the trustee and the securities registrar. A form of such instrument of transfer will be obtainable at the offices of The Bank of New York Mellon. Upon surrender, the Operating Partnership will execute, and the trustee will authenticate and deliver new notes to the designated transferee in the amount being transferred, and a new note for any amount not being transferred will be issued to the transferor. The Operating Partnership will not charge any fee for the registration of transfer or exchange, except that the Operating Partnership may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

Governing Law

The notes, the guarantee and the indenture will be governed by, and construed in accordance with, the laws of the State of New York.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes issued pursuant to this offering. Please see the discussion entitled “Material Federal Income Tax Considerations” in Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2024 for a summary of the material United States federal income tax considerations relating to the qualification and taxation of Brandywine as a REIT, which is incorporated by reference into this prospectus supplement and supersedes the discussion under “Material Federal Income Tax Considerations” in the accompanying prospectus. The discussion below supersedes the discussion in Exhibit 99.1 under the heading “Material Federal Income Tax Considerations-Taxation of Holders of Debt Securities” for purposes of this offering of notes.

Because this is a summary that is intended to address only the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes, this summary may not contain all the information that may apply to you. As you review this discussion, you should keep in mind that:

•	the tax consequences to you of the purchase, ownership and disposition of the notes issued pursuant to this offering may vary depending on your particular tax situation;

•

special rules that are not discussed below may apply to you if you are subject to special tax treatment, including, for example, if you are a tax-exempt organization, a broker-dealer, a trust, an estate, a regulated investment company, a REIT, a bank or other financial institution, an insurance company, a partnership or other pass-through entity (or an investor therein), a dealer in securities or currencies, a trader in securities that elects to use a mark-to-market method of accounting, a person liable for U.S. federal alternative minimum tax, a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar, a U.S. expatriate or a certain former citizen or long-term resident of the United States, a person holding notes as part of a “straddle” or other integrated investment, a person required for U.S. federal income tax purposes to conform the timing of income accruals with respect to the notes to its financial statements under Section 451(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or a person otherwise subject to special tax treatment under the Code;

•	this summary does not address state, local or non-U.S. tax considerations;

•	except as specifically noted below, this summary does not address non-income tax considerations;

•

this summary deals only with note holders that purchase the notes in connection with this offering at their initial offering price and that hold the notes as “capital assets” within the meaning of Section 1221 of the Code; and

•	this discussion is not intended to be, and should not be construed as, tax advice.

You are urged both to review the following discussion and to consult with your own tax advisor to determine the effect of the purchase, ownership and disposition of the notes on your individual tax situation, including any state, local or non-U.S. tax consequences.

The information in this summary is based on the Code, current, temporary and proposed Treasury regulations, the legislative history of the Code, current administrative interpretations and practices of the Internal Revenue Service, which are not binding on the Internal Revenue Service, and existing court decisions. Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law. Any change could apply retroactively. We have not obtained any rulings from the Internal Revenue Service concerning the tax treatment of the matters discussed in this summary. Therefore, it is possible that the Internal Revenue Service could challenge the statements in this summary, which do not bind the Internal Revenue Service or the courts, and that a court could agree with the Internal Revenue Service.

As used herein, a “U.S. Holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	a United States citizen or individual resident of the United States as defined in Section 7701(b) of the Code,

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•

a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

As used herein, a “non-U.S. Holder” means a beneficial owner of the notes that is not a “U.S. Holder,” and that is not a partnership (or other entity treated as a partnership for U.S. federal income tax purposes).

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds the notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your tax advisors to determine the effect of the purchase, ownership and disposition of the notes on your individual tax situation.

Certain Contingent Payments

We may become obligated to pay an amount in excess of the principal amount of the notes under certain circumstances as described in “Description of the Notes and the Guarantee—Optional Redemption.” The potential obligation to make these payments may cause the notes to be subject to the special method of taxation that applies to certain debt instruments that provide for one or more contingent payments (“contingent payment debt instruments”). The relevant U.S. Treasury regulations provide special rules for determining the yield and maturity of debt instruments that provide for one or more alternative payment schedules applicable upon the occurrence of contingencies. Under these regulations, if the timing and amounts of the payments that comprise each payment schedule are known as of the issue date, and, based on all the facts and circumstances as of the issue date, a single payment schedule for a debt instrument, including the stated payment schedule, is significantly more likely than not to occur, the yield and maturity of the debt instrument are determined based on that payment schedule. In addition, under the applicable U.S. Treasury regulations, remote and/or incidental contingencies may generally be ignored.

Notwithstanding the potential obligation to make the payments described above, we believe that it is significantly more likely than not that an optional redemption repurchase event will not occur. Therefore, we intend to take the position that the notes are not treated as contingent payment debt instruments under the applicable U.S. Treasury regulations. Our position is binding on a holder, unless the holder discloses in the proper manner to the Internal Revenue Service that it is taking a different position. Our determination is not, however, binding on the Internal Revenue Service, and if the Internal Revenue Service successfully takes a contrary position, a holder subject to U.S. federal income tax may be required (i) to accrue interest income at a rate higher than the stated interest rate on the notes, and (ii) to treat as ordinary income, rather than capital gain, any gain realized on the sale or other taxable disposition of the notes.

You should consult your tax advisors about the risk of the notes being treated as contingent payment debt instruments. The remainder of this discussion assumes that the notes are not contingent payment debt instruments.

Taxation of U.S. Holders

Stated interest on the notes

A U.S. Holder generally will be required to include stated interest earned on the notes as ordinary income when received or accrued in accordance with the U.S. Holder’s regular method of tax accounting.

Sale, exchange, retirement, redemption or other taxable disposition of the notes

A U.S. Holder will recognize gain or loss upon the sale, exchange, retirement, redemption or other taxable disposition of the notes in an amount equal to the difference between:

•

the amount of cash and the fair market value of other property received in exchange for such notes, other than amounts attributable to accrued but unpaid stated interest, which will be subject to tax as ordinary income to the extent not previously included in income; and

•	the U.S. Holder’s adjusted tax basis in such notes.

A U.S. Holder’s adjusted tax basis in a note generally will equal the cost of the note to such holder.

Any gain or loss recognized will generally be capital gain or loss, and such capital gain or loss will generally be long-term capital gain or loss if the notes have been held by the U.S. Holder for more than one year. Long-term capital gain for non-corporate taxpayers generally is subject to reduced rates of U.S. federal income taxation. The deductibility of capital losses is subject to certain limitations.

Medicare tax on investment income

Certain U.S. Holders who are individuals, estates or trusts and whose income exceeds certain thresholds are subject to a 3.8% Medicare tax on “net investment income”, which includes, among other things, interest on the notes and capital gains from the sale or other disposition of the notes, subject to certain exceptions. U.S. Holders should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

Taxation of Non-U.S. Holders

The rules governing the U.S. federal income taxation of a non-U.S. Holder are complex and no attempt will be made herein to provide more than a summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in the notes.

Interest

Subject to the discussion of backup withholding and FATCA (as later defined) below, interest paid on the notes to a non-U.S. Holder will not be subject to U.S. federal withholding tax under the “portfolio interest exemption,” provided that:

•	interest paid on the notes is not effectively connected with the non-U.S. Holder’s conduct of a trade or business in the United States;

•	the non-U.S. Holder does not actually or constructively, directly or indirectly, own 10% or more of the capital or profits interest in the Operating Partnership;

•	the non-U.S. Holder is not

•	a controlled foreign corporation that is related to the Operating Partnership (actually or constructively), or

•	a bank that receives such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•

the beneficial owner of the notes provides a certification, which is generally made on an Internal Revenue Service Form W-8BEN or W-8BEN-E, or a suitable substitute form, and signed under penalties of perjury, that it is not a United States person; and

•	the applicable withholding agent does not have actual knowledge or reason to know that the beneficial owner of the note is a United States person.

If a non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such non-U.S. Holder may be required to provide appropriate certifications to the agent. The non-U.S. Holder’s agent will then generally be required to provide appropriate certifications to the withholding agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and, in certain circumstances, certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to the applicable withholding agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the Internal Revenue Service.

A payment of interest to a non-U.S. Holder that does not qualify for the portfolio interest exemption and that is not effectively connected to a United States trade or business will be subject to U.S. federal withholding tax at a rate of 30%, unless a United States income tax treaty applies to reduce or eliminate withholding.

A non-U.S. Holder will generally be subject to tax in the same manner as a U.S. Holder (although such non-U.S. Holder will be exempt from withholding tax, provided the certification requirements discussed below are satisfied) with respect to payments of interest if such payments are effectively connected with the conduct of a trade or business of the non-U.S. Holder in the United States and, if an applicable tax treaty so requires, such interest is attributable to a United States permanent establishment maintained by the non-U.S. Holder. In some circumstances, such effectively connected income received by a non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a 30% base rate or, if applicable, a lower treaty rate.

To claim the benefit of a lower treaty rate or to claim exemption from withholding because the income is effectively connected with a United States trade or business, the non-U.S. Holder must provide a properly executed Internal Revenue Service Form W-8BEN or W-8BEN-E (to claim treaty benefits) or W-8ECI (to claim an exemption for effectively connected interest), or a suitable substitute form, as applicable, prior to the payment of interest. Such certificate must contain, among other information, the name and address of the non-U.S. Holder.

Non-U.S. Holders are urged to consult their own tax advisors regarding applicable income tax treaties, which may provide different rules.

Sale, exchange, retirement, redemption or other taxable disposition of the notes

Subject to the discussion of backup withholding below, a non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, retirement, redemption or other taxable disposition of the notes unless:

•	the non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•

the gain is effectively connected with the conduct of a trade or business of the non-U.S. Holder in the United States and, if an applicable tax treaty so requires, such gain is attributable to a United States permanent establishment maintained by such holder.

A non-U.S. Holder described in the first bullet immediately above will be subject to a flat 30% (or, if applicable, a lower treaty rate) tax on any gain derived from the disposition, which may be offset by certain United States source capital losses (even though the individual is not considered a resident of the United States) but may not be offset by any capital loss carryovers.

A non-U.S. Holder described in the second bullet immediately above will generally be subject to tax in the same manner as a U.S. Holder with respect to gain recognized on the disposition. In certain circumstances, a non-U.S. Holder that is a corporation will be subject to an additional “branch profits tax” on such gain at a 30% rate or, if applicable, a lower treaty rate.

U.S. federal estate tax

An individual non-U.S. Holder’s estate will not be subject to U.S. federal estate tax on the notes beneficially owned by such holder at the time of his or her death, provided that any payment to such holder of interest on the notes would be eligible for exemption from the 30% U.S. federal withholding tax under the “portfolio interest exemption” described above, without regard to the certification requirement.

Information Reporting and Backup Withholding Applicable to Holders of the Notes

U.S. Holders

Certain U.S. Holders may be subject to information reporting requirements on payments of principal and interest on the notes and payments of the proceeds of the sale, exchange, or redemption of the notes, and backup withholding, currently imposed at a rate of 24%, may apply to such payment if the U.S. Holder:

•	fails to furnish an accurate taxpayer identification number, or TIN, to the payor in the manner required;

•	is notified by the Internal Revenue Service that it has failed to properly report payments of interest or dividends; or

•

under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and that it has not been notified by the Internal Revenue Service that it is subject to backup withholding.

Non-U.S. Holders

A non-U.S. Holder is generally not subject to backup withholding with respect to payments of interest on the notes if it certifies as to its status as a non-U.S. Holder under penalties of perjury or if it otherwise establishes an exemption, provided that the applicable withholding agent does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemptions are not, in fact, satisfied. Information reporting requirements, however, will generally apply to payments of interest to non-U.S. Holders. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. Holder resides.

The payment of the proceeds from the disposition of the notes to or through the United States office of any broker, United States or foreign, will be subject to information reporting and possible backup withholding unless the non-U.S. Holder certifies as to its non-United States status under penalties of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge or reason to know that the non-U.S. Holder is a United States person or that the conditions of any other exemption are not, in fact, satisfied.

The payment of the proceeds from the disposition of the notes to or through a non-United States office of a non-United States broker that is not a “United States related person” generally will not be subject to information reporting or backup withholding. For this purpose, a “United States related person” includes:

•	a controlled foreign corporation for U.S. federal income tax purposes;

•

a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment, or for such part of the period that the broker has been in existence, is derived from activities that are effectively connected with the conduct of a United States trade or business; or

•

a foreign partnership that at any time during the partnership’s taxable year is either engaged in the conduct of a trade or business in the United States or of which more than 50% of its income or capital interests are held by United States persons.

In the case of the payment of proceeds from the disposition of the notes to or through a non-United States office of a broker that is either a United States person or a United States related person, the payment may be subject to information reporting unless the broker has documentary evidence in its files that the owner is a non-U.S. Holder and the broker has no knowledge or reason to know to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a United States person or a United States related person, absent actual knowledge that the payee is a United States person.

General

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder will be allowed as a refund or a credit against such holder’s U.S. federal income tax liability, provided that the requisite procedures are followed.

Holders of the notes are urged to consult their tax advisors regarding their qualification for exemption from backup withholding and the procedure for obtaining such an exemption, if applicable.

FATCA Withholding

U.S. tax legislation enacted in 2010 and subsequent guidance (“FATCA”) provides that a 30% withholding tax will generally be imposed on payments of United States source interest on debt securities to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules. In general, these disclosure and reporting rules require that (i) in the case of a foreign financial institution, the entity identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by U.S. persons and U.S.-owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial U.S. beneficial owners of such entity. Additionally, various requirements and exceptions are provided under FATCA and additional or different requirements and exceptions may be provided in subsequent guidance or an intergovernmental agreement governing FATCA between the United States and the home jurisdiction of a particular foreign entity. If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Taxation of Non-U.S. Holders—Interest,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Based upon proposed Treasury regulations, which may be relied upon by taxpayers until the final Treasury regulations are issued, the FATCA withholding that was to be effective on January 1, 2019 with respect to payments of gross proceeds from the disposition of U.S. stock or securities no longer applies. Prospective investors should consult their tax advisors regarding the possible implications of this legislation on their investment in the notes.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase and holding of the notes, or any interest therein, by (i) employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and (iii) entities whose underlying assets are considered to include “plan assets” of such plans, accounts and arrangements (each, as described in clauses (i), (ii) and (iii) above, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or any Plans subject to Section 4975 of the Code (“Covered Plans”) and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

In considering an investment in the notes, or any interest therein, with of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code and any applicable Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control, conflicts of interest and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning Section 3(14) of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

The acquisition and/or holding of notes, or any interest therein, by a Plan with respect to which the company, an underwriter or their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions, or “PTCEs,” that may apply to the purchase and holding of the notes, or any interest therein. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) has or exercises any discretionary authority or control or render any investment advice with respect to the assets of any Covered Plan involved in the transaction and provided further that the Covered Plan pays no more than adequate consideration in connection with the transaction. Each of the above-noted exemptions contains conditions and limitations on its application. Fiduciaries of Covered Plans considering acquiring and/or holding the notes, or any interest therein, in reliance on these or any other exemption should carefully review the exemption to assure it is applicable. There can be no assurance that all of the conditions of any such exemptions will be satisfied. Because of the foregoing, the notes, or any interest therein, should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.

Representation

By acceptance of a note, or any interest therein, each purchaser and subsequent transferee of the note, or any interest therein, will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to purchase or hold the note, or any interest therein, constitutes assets of any Plan or (ii) the purchase and holding of the note, or any interest therein, by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing or holding the notes, or any interest therein, on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes, or any interest therein.

Purchasers of the notes, or any interest therein, have exclusive responsibility for ensuring that their purchase and holding of the notes, or any interest therein, do not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Laws. The sale of any notes, or any interest therein, to a Plan is in no respect a representation by the issuer or any of its affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan generally or any particular Plan, or that such investment is appropriate for such Plans generally or any particular Plan.

UNDERWRITING

Under the terms and subject to the conditions in the underwriting agreement and related pricing agreement each dated the date of this prospectus supplement, we have agreed to sell to each of the underwriters named below, and each of the underwriters has severally agreed to purchase, severally and not jointly, the aggregate principal amount of notes set forth opposite its name below:

Underwriter	Aggregate Principal Amount of Notes
BofA Securities, Inc.	$45,000,000
Citigroup Global Markets Inc.	36,000,000
Truist Securities, Inc.	36,000,000
Wells Fargo Securities, LLC	36,000,000
BNY Mellon Capital Markets, LLC	27,000,000
Citizens JMP Securities, LLC	27,000,000
M&T Securities, Inc.	27,000,000
PNC Capital Markets LLC	27,000,000
U.S. Bancorp Investments, Inc.	27,000,000
Samuel A. Ramirez & Company, Inc.	6,000,000
Synovus Securities, Inc.	6,000,000

Total	$300,000,000

The underwriters must purchase all of the notes offered hereby if they purchase any of the notes offered hereby. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the offering of notes may be terminated.

The notes offered hereby will be a new issue of securities with no established trading market. We have been advised by the underwriters that the underwriters intend to make a market in the notes, but they are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of any trading markets for the notes. We have not applied, and do not intend to apply, for the listing of the notes on any securities exchange or for quotation on any automated quotation system.

The underwriters initially propose to offer part of the notes directly to the public at the offering price described on the cover page of this prospectus supplement. After the initial offering of the notes, the underwriters may from time to time vary the offering price and other selling terms.

We have also agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act or to contribute to payments that the underwriters may be required to make in respect of any such liabilities.

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the notes. Specifically, the underwriters may overallot in connection with this offering, creating a syndicate short position. In addition, the underwriters may bid for, and purchase, notes in the open market to cover syndicate short positions or to stabilize the price of the notes. Finally, the underwriting syndicate may reclaim selling concessions allowed for distributing the notes in this offering if the syndicate repurchases previously distributed notes in a syndicate covering transaction, a stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the notes above independent market levels. These transactions may be effected in the over the counter market or otherwise. Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the notes. The underwriters are not required to engage in any of these activities and, if they engage in any of these activities, may end any of them at any time without notice.

Transaction expenses relating to this offering, and payable by us, are estimated to be approximately $750,000 (excluding the underwriting discount).

Alternative Settlement Cycle

The underwriters expect that delivery of the notes, in book-entry form, will be made against payment on or about October 3, 2025, which will be the fourth Business Day following the initial trade date for the notes (such settlement being referred to as “T+4”), through the facilities of DTC. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one Business Day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade notes prior to the Business Day preceding the settlement date will be required, by virtue of the fact that the notes initially settle in T+4, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes prior to the Business Day preceding the settlement date should consult their advisors.

Other Relationships

The underwriters and their affiliates have from time to time provided, and may in the future provide, various investment banking, commercial banking, financial advisory and other services for us for which they have received or will receive customary fees and expenses. Affiliates of certain underwriters in this offering, and the trustee under the indenture for the notes, are lenders and/or agents under our unsecured revolving credit facility and/or our term loan facility. To the extent that we use the net proceeds from this offering to repay amounts we have borrowed, may borrow or re-borrow in the future under the unsecured revolving credit facility and term loan facility, those lenders will receive their pro rata portion of any of the proceeds from this offering that we use to repay any such amounts.

In the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain others of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes. Any such credit default swaps or short positions could adversely affect future trading prices of the notes. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Associated Investment Services, Inc. (AIS), a Financial Industry Regulatory Authority member, an indirect, wholly owned subsidiary of Associated Banc-Corp, is being paid a referral fee by Samuel A. Ramirez & Company, Inc.

In addition, BNY Mellon Capital Markets, LLC, one of the underwriters participating in the offering, is an affiliate of the trustee.

Notice to Prospective Investors in the European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of

Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended or superseded, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended or superseded, the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of notes in any Member State of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus are not a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (“UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement and the accompanying prospectus has been prepared on the basis that any offer of notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of notes. This prospectus supplement and the accompanying prospectus is not a prospectus for the purposes of the UK Prospectus Regulation.

Notice to Prospective Investors in Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority DFSA.

Notice to Prospective Investors in Hong Kong

This prospectus supplement and the accompanying prospectus have not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The notes to be sold under this prospectus supplement or the accompanying prospectus may not be offered or sold by means of any document other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance; or (b) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong); or (c) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made under that Ordinance.

Notice to Prospective Investors in Singapore

This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”). Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore, other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (c) pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 by a relevant person which is: (i) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (ii) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the notes described herein. The notes may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations, and neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland. Neither this prospectus supplement nor the accompanying prospectus nor any other offering or marketing material relating to the offering, the notes or us have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement and the accompanying prospectus will not be filed with, and the offer of the notes will not be supervised by, the Swiss Financial Market Supervisory Authority, and the offer of the notes has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the notes.

Notice to Prospective Investors in Taiwan

The notes have not been, and will not be, registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan, the Republic of China (“Taiwan”) and/or other regulatory authority of Taiwan pursuant to applicable securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Taiwan Securities and Exchange Act or relevant laws and regulations that requires a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or other regulatory authority of Taiwan. No person or entity in Taiwan is authorized to offer, sell or distribute or otherwise intermediate the offering of the notes or the provision of information relating to this prospectus supplement and the accompanying prospectus. The notes may be made available to Taiwan resident investors outside Taiwan for purchase by such investors outside Taiwan for purchase outside Taiwan by investors residing in Taiwan, but may not be issued, offered, sold or resold in Taiwan, unless otherwise permitted by Taiwan laws and regulations. No subscription or other offer to purchase the notes shall be binding on us until received and accepted by us or any underwriter outside of Taiwan (the “Place of Acceptance”), and the purchase/sale contract arising therefrom shall be deemed a contract entered into in the Place of Acceptance.

LEGAL MATTERS

The validity of the notes and the guarantee will be passed upon for Brandywine Operating Partnership, L.P. and Brandywine Realty Trust by Troutman Pepper Locke LLP. Certain legal matters relating to the offering will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 for Brandywine Realty Trust have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 for Brandywine Operating Partnership, L.P. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

Brandywine and the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings of Brandywine and the Operating Partnership with the SEC are available to the public on the Internet at the SEC’s website at http://www.sec.gov.

You can inspect reports, proxy statements and other information that Brandywine files at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement on Form S-3 (Registration File No. 333-270133) covering the notes offered by this prospectus supplement and the accompanying prospectus. You should be aware that this prospectus supplement and accompanying prospectus do not contain all of the information contained or incorporated by reference in that registration statement and its exhibits and schedules. You may inspect and obtain the registration statement, including exhibits, schedules, reports and other information that we have filed with the SEC, as described in the two preceding paragraphs. Statements contained in this prospectus supplement concerning the contents of any document we refer you to are not necessarily complete and in each instance we refer you to the applicable document filed with the SEC for more complete information.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus supplement and the accompanying prospectus from the date we file that document.

We incorporate by reference into this prospectus supplement and the accompanying prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

•

Annual Report on Form 10-K of Brandywine Realty Trust for the fiscal year ended December  31, 2024, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 4, 2025;

•

Annual Report on Form 10-K of Brandywine Operating Partnership, L.P. for the fiscal year ended December  31, 2024, which incorporates certain sections of our Definitive Proxy Statement on Schedule 14A filed on April 4, 2025;

•	Quarterly Report on Form 10-Q of Brandywine Realty Trust for the fiscal quarter ended March 31, 2025;

•	Quarterly Report on Form 10-Q of Brandywine Operating Partnership, L.P. for the fiscal quarter ended March 31, 2025;

•	Quarterly Report on Form 10-Q of Brandywine Realty Trust for the fiscal quarter ended June 30, 2025;

•	Quarterly Report on Form 10-Q of Brandywine Operating Partnership, L.P. for the fiscal quarter ended June 30, 2025;

•	Current Report on Form 8-K of Brandywine Realty Trust filed on May 22, 2025;

•	Current Report on Form 8-K of Brandywine Operating Partnership, L.P. filed on May 22, 2025;

•	Current Report on Form 8-K of Brandywine Realty Trust filed on June 20, 2025;

•	Current Report on Form 8-K of Brandywine Operating Partnership, L.P. filed on June 20, 2025;

•	Current Report on Form 8-K of Brandywine Realty Trust filed on June 27, 2025;

•	Current Report on Form 8-K of Brandywine Operating Partnership, L.P. filed on June 27, 2025; and

•

All documents filed by either Brandywine Realty Trust or Brandywine Operating Partnership, L.P. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus supplement and prior to the termination of this offering.

PROSPECTUS

BRANDYWINE REALTY TRUST

Preferred Shares

Common Shares

Depositary Shares

Subscription Rights

and

Warrants

BRANDYWINE OPERATING PARTNERSHIP, L.P.

Debt Securities

Brandywine Realty Trust may offer from time to time its common shares, preferred shares, depository shares, subscription rights or warrants under this prospectus. The common shares of Brandywine Realty Trust are listed on the New York Stock Exchange (the “NYSE”) under the symbol “BDN.” On February 27, 2023, the last reported sale price of our common shares on the NYSE was $5.98 per share. Brandywine Operating Partnership, L.P. may offer from time to time its debt securities in one or more series under this prospectus. Brandywine Realty Trust will unconditionally guarantee the payment obligations of the debt securities.

We will offer the securities at prices and on the terms to be determined at the time of offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. We may describe the terms of these securities in a term sheet that will precede the prospectus supplement.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

You should carefully read and consider this prospectus, the applicable prospectus supplement and the risk factors included in the applicable prospectus supplement and/or in our periodic reports and other information that we file with the Securities and Exchange Commission before investing in our securities. See “Risk Factors” on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 28, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any dealer, salesman or other person to provide you with additional or different information. This prospectus and any prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information in this prospectus or any prospectus supplement or in any document incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the date of the document containing the information. Since the respective dates of the prospectus contained in this registration statement and any accompanying prospectus supplement, our business, financial condition, results of operations and prospects may have changed. We may only use this prospectus to sell the securities if it is accompanied by a prospectus supplement.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration statement, Brandywine Realty Trust may sell any combination of common shares, preferred shares, depositary shares, subscription rights and warrants in one or more offerings, and Brandywine Operating Partnership, L.P. may sell debt securities of various terms in one or more offerings. In addition, under the shelf registration statement, persons who have acquired common shares from us may resell these common shares from time to time. Any such persons will be named in a prospectus supplement to this prospectus as and to the extent required by SEC rules. We will not receive any proceeds from the resale by any such selling security holders of common shares.

As used in this prospectus and the registration statement on Form S-3 of which this prospectus is a part, unless the context otherwise requires, references to “Brandywine” refer to Brandywine Realty Trust, a Maryland real estate investment trust, or “REIT”; references to the “Operating Partnership” refer to Brandywine Operating Partnership, L.P., a Delaware limited partnership; and references to “we,” “us,” “our” or similar expressions refer collectively to Brandywine Realty Trust and its consolidated subsidiaries (including the Operating Partnership) unless the context otherwise indicates.

This prospectus provides you with a general description of the securities that we may offer under this prospectus. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus and, if applicable, any prospectus supplement. We have not authorized anyone to provide you with any other information. If you receive any other information, you should not rely on it. No offer to sell these securities is being made in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus and, if applicable, any prospectus supplement or any document incorporated by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the date on the front cover of this prospectus or on the front cover of the applicable prospectus supplement or documents or as specifically indicated in the document. Our business, financial condition, results of operations and prospects may have changed since that date.

Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or any other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the shelf registration statement, please see that agreement or document for a complete description of these matters. You should read both this prospectus and the applicable prospectus supplement together with the additional information described under the caption “Where You Can Find More Information” below.

WHERE YOU CAN FIND MORE INFORMATION

Brandywine and the Operating Partnership file annual, quarterly and current reports, proxy statements and other information with the SEC. The filings of Brandywine and the Operating Partnership with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov.

You can inspect reports, proxy statements and other information that Brandywine files at the offices of the New York Stock Exchange at 11 Broad Street, New York, New York 10005.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed furnished and not filed in accordance with SEC rules, and no such information shall be deemed specifically incorporated by reference hereby):

•	Annual Report on Form 10-K of Brandywine Realty Trust for the fiscal year ended December 31, 2022 filed on February 21, 2023;

•	Annual Report on Form 10-K of Brandywine Operating Partnership, L.P. for the fiscal year ended December 31, 2022 filed on February 21, 2023;

•	Current Report on Form 8-K of Brandywine Realty Trust filed on January 20, 2023;

•	Current Report on Form 8-K of Brandywine Operating Partnership, L.P. filed on January 20, 2023;

•

The description of the shares of beneficial interest of Brandywine Realty Trust in the Registration Statements on Form 8-A of Brandywine Realty Trust filed on October  14, 1997, December 29, 2003, February 5, 2004 and April 6, 2012; and

•

All documents filed by either Brandywine Realty Trust or Brandywine Operating Partnership, L.P. with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, after the date of the initial registration statement and prior to the effectiveness of the registration statement of which this prospectus is a part, as well as all such documents filed by us with the SEC subsequent to the date of this prospectus and prior to the termination of this offering.

To receive a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents), write us at the following address or call us at the telephone number listed below:

BRANDYWINE REALTY TRUST

2929 Arch Street, Suite 1800

Philadelphia, Pennsylvania 19104

Telephone: (610) 832-7434

Brandywine also maintains a web site at http://www.brandywinerealty.com through which you can obtain copies of documents that Brandywine and the Operating Partnership have filed with the SEC. The contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

RISK FACTORS

You should carefully consider the risks described in the documents incorporated by reference in this prospectus before making an investment decision. These risks are not the only ones facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. This prospectus and the documents incorporated herein by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including our Annual Report on Form 10-K for the year ended December 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 and the documents we file with the SEC after the date of this prospectus and which are deemed incorporated by reference in this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, and any prospectus supplement, may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements of each of Brandywine and the Operating Partnership to be materially different from future results, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “project,” or the negative of these words, or other similar words or terms. Factors which could materially and adversely affect us include, but are not limited to the following:

•

the impact of epidemics, pandemics, or other outbreaks of illness, disease or virus (such as COVID-19 and its variants) and the actions taken by government authorities and others related thereto, including actions that restrict or limit the ability of our Company, our properties and our tenants to operate;

•

adverse changes in national and local economic conditions, the real estate industry and the commercial real estate markets in which we operate, which would have a negative effect on, among other things:

•	overall market occupancy levels and demand for office and other commercial space and rental rates;

•

the financial condition of our tenants, many of which are financial, legal and other professional firms, our lenders, counterparties to our derivative financial instruments and institutions that hold our cash balances and short-term investments, which may expose us to increased risks of default by these parties;

•

the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue acquisition and development opportunities and refinance existing debt; and

•

real estate asset valuations, a decline in which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt financing secured by our properties or on an unsecured basis.

•	competition from other owners, developers and investors, including for tenants and investment opportunities;

•	our failure to lease unoccupied space in accordance with our projections;

•	our failure to re-lease occupied space upon expiration of leases;

•	tenant defaults and the bankruptcy of major tenants;

•	volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital;

•	increasing interest rates, which could increase our borrowing costs and adversely affect the market price of our securities;

•	failure of interest rate hedging contracts to perform as expected and the effectiveness of such arrangements;

•	failure of acquisitions, developments and other investments, including projects undertaken through joint ventures and equity investments in third parties, to perform as expected;

•	unanticipated costs associated with the purchase, integration and operation of our acquisitions;

•	inflation, which, among other things, would increase our operating expenses and costs for supplies and labor;

•

unanticipated costs and delays to complete, lease-up and operate our developments and redevelopments, including on account of shortages of, and delays in shipping of, supplies and materials for our developments and redevelopments;

•

unanticipated costs associated with land development, including building and construction moratoriums and inability to obtain necessary zoning, land-use, building, occupancy and other required governmental approvals, construction cost increases or overruns and construction delays;

•	lack of liquidity of real estate investments, which could make it difficult for us to respond to changing economic or financial conditions or changes in the operating performance of our properties;

•	potential damage from natural disasters, including hurricanes and other weather-related events, which could result in substantial costs to us;

•	impairment charges;

•	uninsured losses due to insurance deductibles, self-insurance retention, uninsured claims or casualties, or losses in excess of applicable coverage;

•	increased costs for, or lack of availability of, adequate insurance, including for terrorist acts or environmental liabilities;

•	actual or threatened terrorist attacks;

•

security breaches through cyber attacks, cyber intrusions or otherwise, as well as other significant disruptions of our information technology (IT) networks and related systems, which support our operations and our properties;

•	the impact on workplace and tenant space demands driven by technology, employee culture and commuting patterns;

•	demand for tenant services beyond those traditionally provided by landlords;

•	liability and clean-up costs incurred under environmental or other laws;

•

risks associated with our investments in real estate ventures and unconsolidated entities, including our lack of sole decision-making authority and our reliance on our venture partners’ financial condition;

•	inability of real estate venture partners to fund venture obligations or perform under our real estate venture development agreements;

•	failure to manage our growth effectively into new product types within our portfolio and real estate venture arrangements;

•	failure of dispositions to close in a timely manner;

•	the impact of climate change and compliance costs relating to laws and regulations governing climate change;

•	risks associated with federal, state and local tax audits;

•	complex regulations relating to our status as a real estate investment trust, or REIT, and the adverse consequences of our failure to qualify as a REIT;

•

changes in accounting principles, or their application or interpretation, and our ability to make estimates and the assumptions underlying the estimates, which could have an effect on our earnings; and

•

our internal control over financial reporting may not be considered effective which could result in a loss of investor confidence in our financial reports, and in turn could have an adverse effect on the market price of our securities.

All of the above factors and the other risks identified in the “Risk Factors” section and other sections of our Annual Report on Form 10-K for the year ended December 31, 2022 and the risks identified in the “Risk Factors” section of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, if any, should be considered in evaluating any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement.

In light of these uncertainties and risks, prospective investors are cautioned not to place undue reliance on these forward-looking statements. Except with respect to such material changes to our risk factors as may be reflected from time to time in our quarterly filings or as otherwise required by law, we are under no obligation to, and expressly disclaim any obligation to, update or revise any forward-looking statements included or incorporated by reference in this prospectus or any accompanying prospectus supplement, whether as a result of new information, future events or otherwise. Because of the factors referred to above, the future events discussed in or incorporated by reference in this prospectus or any accompanying prospectus supplement may not occur and actual results, performance or achievement could differ materially from that anticipated or implied in the forward-looking statements.

BRANDYWINE AND THE OPERATING PARTNERSHIP

Brandywine is a self-administered and self-managed REIT that provides leasing, property management, development, redevelopment, acquisition and other tenant-related services for a portfolio of office, residential, retail and mixed-use properties. Brandywine was organized and commenced operations in 1986 as a Maryland REIT. The Operating Partnership was formed and commenced operations in 1996 as a Delaware limited partnership. Brandywine owns its assets and conducts its operations through the Operating Partnership and subsidiaries of the Operating Partnership. Brandywine is the sole general partner of the Operating Partnership and, as of December 31, 2022, owned a 99.7% interest in the Operating Partnership.

Our executive offices are located at 2929 Arch Street, Suite 1800, Philadelphia, Pennsylvania 19104 and our telephone number is (610) 325-5600.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, Brandywine expects to contribute or otherwise transfer the net proceeds of any sale of securities to the Operating Partnership in exchange for additional partnership interests in the Operating Partnership, the economic terms of which will be substantially identical to those of the securities sold.

Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership expects to use those net proceeds and any net proceeds from any sale of its debt securities for general business purposes, including, without limitation, working capital, capital expenditures, repayment, repurchase and refinancing of outstanding debt and the acquisition or development of office and other properties.

DESCRIPTION OF THE DEBT SECURITIES

The following is a summary of the general terms and provisions of the indenture under which the debt securities will be issued by the Operating Partnership. The particular terms and provisions of the debt securities with respect to a specific offering of debt securities will be set forth in the applicable prospectus supplement. This summary of general terms and provisions of the indenture and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the indenture and those debt securities.

The debt securities will be issued by the Operating Partnership under the indenture dated as of October 22, 2004, as amended or supplemented from time to time, among the Operating Partnership, Brandywine and The Bank of New York Mellon (formerly known as The Bank of New York) as trustee. The indenture is filed as an exhibit to the registration statement of which this prospectus is a part and will be available for inspection at the corporate trust office of the trustee or as described under “Where You Can Find More Information.” The indenture is qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended.

All section references appearing herein are to sections of the indenture, and capitalized terms used but not defined herein will have the respective meanings set forth in the indenture.

General

The debt securities will be direct, unsecured obligations of the Operating Partnership. Except for any series of debt securities which is expressly subordinated to other indebtedness of the Operating Partnership, the debt securities will rank equally with all other unsecured and unsubordinated indebtedness of the Operating Partnership. Under the indenture, the debt securities may be issued without limit as to aggregate principal amount, in one or more series, as established from time to time pursuant to authority granted by a resolution of the Board of Trustees of Brandywine as sole general partner of the Operating Partnership or as established in one or more supplemental indentures to the indenture. All of the debt securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series (Section 301). All debt securities of a particular series shall be substantially identical except as to denomination, date of issuance, issue price and the date from which interest, if any, shall accrue.

Brandywine will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

The indenture requires any subsidiary of the Operating Partnership that is a significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) to provide a full and unconditional guaranty as to payment of principal and premium, if any, and interest on the debt securities issued by the Operating Partnership not later than 180 days following the date on which that subsidiary becomes a guarantor under our principal credit agreement. We refer to any such “significant” subsidiary that becomes a guarantor under our principal credit agreement as a “Subsidiary Guarantor” and, together with Brandywine, as the “Guarantors.” As of the date of this prospectus, we have no significant subsidiaries that are guarantors under our principal credit agreement.

If for any reason the obligations of a significant subsidiary that has become a Subsidiary Guarantor terminate under our principal credit agreement, such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its guarantee will terminate (Sections 1401 and 1404).

The indenture provides that there may be more than one trustee for any one or more series of debt securities. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to that series (Section 610). Except as otherwise indicated in this prospectus or the applicable prospectus supplement, any action to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the indenture.

Terms

The applicable prospectus supplement relating to the series of debt securities being offered will describe the specific terms and provisions of those debt securities, including the following:

(1) the title of the debt securities;

(2) the aggregate principal amount of the debt securities and any limit on that aggregate principal amount;

(3) the percentage of the principal amount at which the debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount payable upon declaration of acceleration of the maturity thereof;

(4) the date or dates, or the manner of determining the date or dates, on which the principal of the debt securities will be payable;

(5) the rate or rates (which may be fixed or variable), or the method by which the rate or rates will be determined, at which the debt securities will bear interest, if any;

(6) the date or dates, or the method for determining the date or dates, from which any interest will accrue, the interest payment dates on which that interest will be payable, the regular record dates for interest payment dates, or the method by which those dates will be determined, the person to whom interest will be payable, and the basis upon which interest will be calculated if other than that of a 360- day year of twelve 30-day months;

(7) the place or places where the principal of and premium, if any, and interest, if any, on the debt securities will be payable and where notices or demands to or upon the Operating Partnership in respect of the debt securities and the indenture may be served;

(8) the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities may be redeemed, as a whole or in part, at the option of the Operating Partnership, if the Operating Partnership is to have such an option;

(9) the obligation, if any, of the Operating Partnership to redeem, repay or repurchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of the holders, and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which the debt securities are required to be redeemed, repaid or purchased, in whole or in part, pursuant to that obligation;

(10) if other than U.S. dollars, the currency or currencies in which the debt securities are denominated and/or payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

(11) whether the amount of payments of principal of and premium, if any, or interest, if any, on the debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not, be based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which those amounts will be determined;

(12) any additions to, modifications of or inapplicability of the terms of the debt securities with respect to the events of default or covenants or other provisions set forth in the indenture;

(13) whether the debt securities will be issued in global or book-entry form or definitive certificated form, and whether the debt securities will be issued in bearer form;

(14) if other than $5,000 and any integral multiple of $1,000 in excess thereof, the denominations in which the debt securities shall be issuable;

(15) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture, or any modification thereof;

(16) the extent and manner, if any, to which payments on the debt securities may be subordinated to other indebtedness of the Operating Partnership;

(17) whether and under what circumstances the Operating Partnership will pay additional amounts as contemplated in the indenture on the debt securities in respect of any tax, assessment or governmental charge and, if so, whether the Operating Partnership will have the option to redeem the debt securities in lieu of paying additional amounts; and

(18) any other terms of the debt securities not inconsistent with the provisions of the indenture (Section 301).

The debt securities may provide for less than the entire principal amount of those debt securities to be payable upon declaration of acceleration of the maturity thereof (“original issue discount securities”). The applicable prospectus supplement will describe special U.S. federal income tax, accounting and other considerations applicable to the original issue discount securities.

The indenture does not contain any provisions (other than as described under “Covenants—Limitations on Incurrence of Indebtedness and Incurrence of Liens”) that would limit the ability of the Operating Partnership to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving the Operating Partnership. However, restrictions on ownership and transfers of Brandywine’s common shares and preferred shares, designed to preserve Brandywine’s status as a REIT, may prevent or hinder a change of control. Reference is made to the applicable prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or covenants of the Operating Partnership that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

Guarantees

Brandywine will, under the indenture, fully and unconditionally guarantee the due and punctual payment of principal of and premium, if any, and interest on all debt securities issued by the Operating Partnership, and the due and punctual payment of any sinking fund payments on those debt securities, when and as the same shall become due and payable, whether at a maturity date, by declaration of acceleration, call for redemption or otherwise.

The indenture requires any “significant” subsidiary to provide a full and unconditional guaranty as to payment of principal and premium, if any, and interest on the debt securities issued by the Operating Partnership not later than 180 days following the date on which that subsidiary becomes a guarantor under our principal credit agreement. As of the date of this prospectus, we have no significant subsidiaries that are guarantors under our principal credit agreement.

If for any reason the obligations of a significant subsidiary that has become a Subsidiary Guarantor terminate under our principal credit agreement, such Subsidiary Guarantor will be deemed released from all of its obligations under the indenture and its guarantee will terminate (Sections 1401 and 1404).

Denominations

Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series shall be issuable only in registered form without coupons and, other than securities in global form (which may be of any denomination), will be issuable in denominations of $5,000 and integral multiples of $1,000 in excess thereof (Section 302).

Payments

Unless otherwise specified in the applicable prospectus supplement, the principal of and premium, if any, and interest on any series of debt securities will be payable at the corporate trust office of the trustee. However, at the option of the Operating Partnership, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the security register or by wire transfer of funds to that person at a bank account maintained within the United States (Sections 307 and 1002).

All amounts paid by the Operating Partnership to a paying agent or a trustee for the payment of the principal of or premium, if any, or interest on any debt security which remain unclaimed at the end of two years after the principal, premium or interest has become due and payable will be repaid to the Operating Partnership, and the holder of the debt security thereafter may look only to the Operating Partnership for payment of these amounts.

Any interest not punctually paid or duly provided for on any interest payment date with respect to a debt security will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name that debt security is registered at the close of business on a special record date for the payment of that defaulted interest to be fixed by the trustee or may be paid at any time in any other lawful manner, all in accordance with the indenture (Section 307). Notice of any special record date will be given to the holder of that debt security not less than 10 days prior to the special record date.

Registration and Transfer

Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series will be exchangeable for other debt securities of the same series, of a like aggregate principal amount and tenor, of different authorized denominations upon surrender of such debt securities at the corporate trust office of the trustee. In addition, subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series may be surrendered for registration of transfer at the corporate trust office of the trustee.

Every debt security surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any debt securities, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 305).

If the applicable prospectus supplement refers to any transfer agent (in addition to the trustee) initially designated by the Operating Partnership and the Guarantors with respect to any series of debt securities, the Operating Partnership may at any time rescind the designation of that transfer agent or approve a change in the location through which that transfer agent acts, except that the Operating Partnership and the Guarantors will be required to maintain a transfer agent in each place of payment for that series. The Operating Partnership and the Guarantors may at any time designate additional transfer agents with respect to any series of debt securities (Section 1002).

Neither the Operating Partnership nor the trustee will be required to:

(1) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business of the day of mailing of the relevant notice of redemption;

(2) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part; or

(3) issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except that portion, if any, of such debt security which is not to be so repaid (Section 305).

Merger, Consolidation or Sale

The Operating Partnership may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other entity, provided that the following conditions are satisfied or fulfilled:

(1) either the Operating Partnership is the continuing entity, or the successor (if other than the Operating Partnership) formed by or resulting from any such consolidation or merger or which has received the transfer of those assets is organized under the laws of the United States of America and expressly assumes payment of the principal of and premium, if any, and interest on all of the debt securities and the due and punctual performance and observance of all of the covenants and conditions contained in the indenture;

(2) immediately after giving effect to the transaction and taking into account any indebtedness which becomes an obligation of the Operating Partnership or any Subsidiary at the time of the transaction, no event of default under the indenture, and no event which, after notice or the lapse of time, or both, would become an event of default, has occurred and is continuing; and

(3) an officer’s certificate of Brandywine as general partner of the Operating Partnership and a legal opinion covering these conditions is delivered to the trustee (Section 801).

The Guarantors may consolidate with, or sell, lease or convey all or substantially all of their respective assets to, or merge with or into, any other entity, provided that substantially the same conditions as above are satisfied or fulfilled (Section 803).

Conversion and Exchange Rights

The terms and conditions, if any, upon which any series of debt securities will be convertible into or exchangeable for Brandywine common shares or other securities will be set forth in an applicable prospectus supplement. Such terms will include, as applicable, the conversion price or exchange rate, the conversion or exchange period, provisions as to whether conversion or exchange of the debt securities will be at the option of the holder or the Operating Partnership, the events requiring an adjustment to the conversion price or exchange rate and provisions affecting the conversion or exchange of the debt securities in the event that the debt securities are redeemed.

Covenants

Limitations on Incurrence of Indebtedness and Incurrence of Liens

The Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness, other than Intercompany Indebtedness, if, immediately after giving effect to the incurrence of that additional Indebtedness and the application of the proceeds thereof, the aggregate principal amount of all of its outstanding Indebtedness and that of its Subsidiaries on a consolidated basis is greater than 60% of the sum of (without duplication):

(1) the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Indebtedness; and

(2) the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that the proceeds were not used to acquire assets included with Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Indebtedness.

The Operating Partnership also will not, and will not permit any of its Subsidiaries to, incur any Indebtedness secured by any Encumbrance upon any of its properties or any of its Subsidiaries’ properties, whether owned at the date of the indenture or thereafter acquired, if, immediately after giving effect to the incurrence of that additional Indebtedness secured by an Encumbrance and the application of the proceeds thereof, the aggregate principal amount of its outstanding indebtedness and that of its Subsidiaries on a consolidated basis which is secured by any Encumbrance on its properties or any of its Subsidiaries’ properties is greater than 40% of the sum of (without duplication):

(1) the Total Assets of the Operating Partnership and its Subsidiaries as of the end of the calendar quarter covered in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the trustee) prior to the incurrence of that additional Indebtedness; and

(2) the purchase price of any assets included in the definition of Total Assets acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire assets included in the definition of Total Assets or used to reduce Indebtedness), by the Operating Partnership or any of its Subsidiaries since the end of that calendar quarter, including those proceeds obtained in connection with the incurrence of that additional Indebtedness.

In addition, the Operating Partnership will not, and will not permit any of its Subsidiaries to, incur any Indebtedness if the ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which that additional Indebtedness is to be incurred will be less than 1.5:1 on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:

(1) that Indebtedness and any other Indebtedness incurred by the Operating Partnership and its Subsidiaries since the first day of that four-quarter period and the application of the proceeds therefrom, including to refinance other Indebtedness, had occurred at the beginning of that four-quarter period;

(2) the repayment or retirement of any other Indebtedness by the Operating Partnership and its Subsidiaries since the first day of that four-quarter period had been repaid or retired at the beginning of that four-quarter period (except that, for purposes of this computation, the amount of Indebtedness under any revolving credit facility will be computed based upon the average daily balance of that Indebtedness during that four-quarter period);

(3) in the case of Acquired Indebtedness or Indebtedness incurred in connection with any acquisition since the first day of that four- quarter period, the acquisition had occurred as of the first day of that four-quarter period with the appropriate adjustments with respect to the acquisition being included in the pro forma calculation; and

(4) in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets since the first day of that four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, the acquisition or disposition or any related repayment of Indebtedness had occurred as of the first day of that four-quarter period with the appropriate adjustments with respect to the acquisition or disposition being included in the pro forma calculation (Section 1006).

Maintenance of Unencumbered Assets

The Operating Partnership and its Subsidiaries will at all times maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of its Unsecured Indebtedness and that of its Subsidiaries on a consolidated basis (Section 1006).

Provision of Financial Information

So long as any debt securities are outstanding and whether or not required by the SEC, Brandywine and the Operating Partnership will furnish to the trustee within 15 days of the time periods specified in the SEC’s rules and regulations:

(1) all annual and quarterly financial information that would be required to be contained in filings with the SEC on Forms 10-K and 10-Q if Brandywine and the Operating Partnership were required to file those filings, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by our certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if Brandywine and the Operating Partnership were required to file such reports.

If Brandywine or the Operating Partnership is not subject to Sections 13 and 15(d) of the Exchange Act, Brandywine or the Operating Partnership, as the case may be, will (A) furnish to the holders of the debt securities, without cost to such holders, a copy of the information and reports referred to in clauses (1) and (2) above within 15 days of the time periods specified in the SEC’s rules and regulations, and (B) upon written request and payment of the reasonable cost of duplication and delivery, promptly supply to any prospective holder of the debt securities a copy of the information and reports referred to in clauses (1) and (2) above.

In addition, whether or not required by the SEC, Brandywine and the Operating Partnership will file a copy of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) (Section 704).

Waiver of Certain Covenants

The Operating Partnership and the Guarantors may choose not to comply with any term, provision or condition of the preceding covenants, and with any other term, provision or condition with respect to the debt securities (except for any term, provision or condition which could not be amended without the consent of all holders of debt securities), if at any time the holders of at least a majority in aggregate principal amount of all the outstanding debt securities, by act of those holders, either waive compliance in that instance or generally waive compliance with that covenant. Except to the extent so expressly waived, and until any waiver becomes effective, the Operating Partnership’s and the Guarantors’ obligations and the duties of the trustee in respect of any such term, provision or condition will remain in full force and effect (Section 1010).

Other Covenants Existence

Except as permitted under “Merger, Consolidation or Sale,” each of the Operating Partnership and the Guarantors will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (declaration and statutory) and franchises; provided, however, that neither the Operating Partnership nor any Guarantor will be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business and that the loss of that right or franchise is not disadvantageous in any material respect to the holders of the debt securities (Section 1005).

Maintenance of Properties

Each of the Operating Partnership and the Guarantors will cause all of its material properties used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, all as in the judgment of the Operating Partnership or the applicable Guarantor may be necessary so that the business carried on in connection with those properties may be properly and advantageously conducted at all times; provided, however, that neither the Operating Partnership nor any Guarantor nor any of their respective Subsidiaries will be prevented from selling or otherwise disposing of their properties for value in the ordinary course of business (Section 1007).

Insurance

Each of the Operating Partnership and the Guarantors will cause each of its and its Subsidiaries’ insurable properties to be insured in a commercially reasonable amount against loss of damage with insurers of recognized responsibility and, if described in the applicable prospectus supplement, in specified amounts and with insurers having a specified rating from a recognized insurance rating service (Section 1008).

Payment of Taxes and Other Claims

Each of the Operating Partnership and the Guarantors will pay or discharge or cause to be paid or discharged, before becoming delinquent:

•	all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon its income, profits or property or that of any of its Subsidiaries; and

•	all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon its property or the property of any of its Subsidiaries;

provided, however, that neither the Operating Partnership nor any Guarantor will be required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount or applicability is being contested in good faith (Section 1009).

Additional Covenants

The applicable prospectus supplement relating to the series of debt securities being offered will describe any additional covenants specific to that series.

Events of Default, Notice and Waiver

Unless otherwise provided in the applicable prospectus supplement, the indenture provides that the following events will be “events of default” with respect to each series of debt securities issued under the indenture:

(1) default for 30 days in the payment of any interest on any debt security of that series;

(2) default in the payment of any principal of or premium, if any, on any debt security of that series when due;

(3) default in making any sinking fund payment as required for any debt security of that series;

(4) default in the performance of any other covenant or warranty of the Operating Partnership and/or any of the Guarantors contained in the indenture with respect to any debt security of that series, which continues for 60 days after written notice as provided in the indenture;

(5) default in the payment of an aggregate principal amount exceeding $25,000,000 of any evidence of indebtedness of the Operating Partnership and/or any of the Guarantors or any mortgage, indenture, note, bond, capitalized lease or other instrument under which that indebtedness is issued or by which that indebtedness is secured, such default having continued after the expiration of any applicable grace period or having resulted in the acceleration of the maturity of that indebtedness, but only if that indebtedness is not discharged or such acceleration is not rescinded or annulled;

(6) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Operating Partnership, Brandywine, any Subsidiary Guarantor or any other Significant Subsidiary or any of their respective properties;

(7) except as otherwise permitted in the Indenture, any guarantee of the debt securities of any series is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect, or Brandywine or any Subsidiary Guarantor that is a Significant Subsidiary shall deny or disaffirm its obligations under its guarantee with respect to the debt securities of the applicable series; and

(8) any other event of default provided with respect to a particular series of debt securities (Section 501).

If an event of default (other than as described in clause (6) above) with respect to debt securities of any series at the time outstanding occurs and is continuing, then in each case the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series may declare the principal (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount as may be specified in the terms thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series to be due and payable immediately by written notice thereof to the Operating Partnership and Brandywine (and to the trustee if given by the holders). If an event of default described in clause (6) above occurs and is continuing, the principal (or such portion thereof) of and premium, if any, and accrued and unpaid interest on all of the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holders. However, at any time after any acceleration with respect to debt securities of that series, but before a judgment or decree for payment of the amounts due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences if (1) the Operating Partnership or any Guarantor has paid or deposited with the trustee all required payments of the principal of and premium, if any, and interest on the debt securities of that series (without giving effect to the acceleration) plus certain fees, expenses, disbursements and, premium, if any, advances of the trustee and (2) all events of default, other than the nonpayment of accelerated principal, premium, if any, or interest with respect to debt securities of that series, have been cured or waived as provided in the indenture (Section 502). The indenture also provides that the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may waive any past default with respect to that series and its consequences, except a default (A) in the payment of the principal of or premium, if any, or interest on any debt security of that series or (B) in respect of a covenant or provision contained in the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security affected thereby (Section 513).

The trustee will be required to give notice to the holders of debt securities within 90 days of a default under the indenture; provided, however, that the trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series (except a default in the payment of the principal of or premium, if any, or interest on any debt securities of that series or in the payment of any sinking fund installment in respect of any debt securities of that series) if the responsible officers of the trustee consider withholding of notice to be in the interest of the holders (Section 602).

The indenture provides that no holders of debt securities of any series may institute any judicial or other proceedings with respect to the indenture or for any remedy thereunder, except in the case of failure of the trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series, as well as an offer of security or indemnity satisfactory to it (Section 507). This provision will not prevent, however, any holder of debt securities from instituting suit for the enforcement of payment of the principal of and premium, if any, and interest on the debt securities at the respective due date or dates for payment (Section 508).

Subject to provisions in the indenture relating to its duties in case of default, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any holders of debt securities of any series then outstanding under the indenture, unless the holders offer to the trustee security or indemnity satisfactory to it (Section 603). The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or of exercising any trust or power conferred upon the trustee for that series. However, the trustee may refuse to follow any direction which is in conflict with any law or the indenture, which may involve the trustee in personal liability or which may be unduly prejudicial to the holders of debt securities of that series not joining in the proceeding (Section 512).

Within 120 days after the end of each fiscal year, the Operating Partnership and Brandywine must deliver to the trustee a certificate, signed by one of several specified officers of the general partner of the Operating Partnership and of Brandywine, stating whether or not such officers have knowledge of any default under the indenture and, if so, specifying each such default and the nature and status thereof (Section 1004).

Modification of the Indenture

Modifications and amendments of provisions of the indenture applicable to any series may be made only with consent of the holders of not less than a majority in aggregate principal amount of all outstanding debt securities which are affected by the modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected thereby:

(1) change the stated maturity of the principal of, or any installment of interest or premium, if any, on, that debt security;

(2) reduce the principal amount of, or the rate or amount of interest on, or any premium payable on redemption of, that debt security, or reduce the amount of principal of an original issue discount security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of that debt security;

(3) change the place of payment, or the coin or currency, for payment of principal of, premium, if any, or interest on that debt security;

(4) impair the right to institute suit for the enforcement of any payment on or with respect to that debt security on or after the stated maturity thereof;

(5) reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the indenture, to waive compliance with certain provisions thereof or specified defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in the indenture;

(6) modify or affect in any manner adverse to the holders the terms and conditions of the obligations of any of the Guarantors under the guarantees applicable to that debt security (other than releases of guarantees when a Subsidiary Guarantor’s guarantee under our principal credit agreement is terminated); or

(7) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect that action or to provide that certain other provisions may not be modified or waived without the consent of the holder of that debt security (Section 902).

The holders of not less than a majority in aggregate principal amount of outstanding debt securities of a particular series have the right to waive compliance by the Operating Partnership and the Guarantors with certain covenants in the indenture relating to that series (Section 1010).

Modifications and amendments of the indenture may be made by the Operating Partnership, the Guarantors and the trustee without the consent of any holder of debt securities for any of the following purposes:

(1) to evidence the succession of another person to the Operating Partnership as obligor, or to any of the Guarantors under the indenture;

(2) to add to the covenants of the Operating Partnership or any of the Guarantors for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon the Operating Partnership or any of the Guarantors in the indenture;

(3) to add events of default for the benefit of the holders of all or any series of debt securities;

(4) to change or eliminate any provisions of the indenture, provided that the change or elimination will become effective only when there are no outstanding debt securities of any series created prior thereto which are entitled to the benefit of such provision;

(5) to secure, or add additional guarantees with respect to, the debt securities;

(6) to establish the form or terms of debt securities of any series;

(7) to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the indenture by more than one trustee;

(8) to cure any ambiguity, defect or inconsistency in the indenture, provided that such action will not adversely affect the interests of holders of debt securities of any series in any material respect; or

(9) to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that such action will not adversely affect the interests of the holders of the debt securities of any series in any material respect (Section 901).

The indenture provides that, in determining whether the holders of the requisite aggregate principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of debt securities:

(1) the principal amount of an original issue discount security that is deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of determination upon declaration of acceleration of the maturity of that debt security;

(2) the principal amount of a debt security denominated in a foreign currency that is deemed outstanding will be the U.S. dollar equivalent, determined on the issue date for that debt security, of the principal amount (or, in the case of an original issue discount security, the U.S. dollar equivalent on the issue date of that debt security of the amount determined as provided in clause (1) above);

(3) the principal amount of an indexed security that is deemed outstanding will be the principal face amount of that indexed security at original issuance, unless otherwise provided with respect to that indexed security pursuant to the indenture; and

(4) debt securities owned by the Operating Partnership, any of the Guarantors or any other obligor upon the debt securities or any affiliate of the Operating Partnership, any of the Guarantors or of that other obligor will be disregarded (Section 101).

The indenture contains provisions for convening meetings of the holders of debt securities of a series (Article Thirteen). A meeting may be called at any time by the trustee, and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in each case upon notice given as provided in the indenture (Section 1302). Except for any consent that must be given by the holder of each debt security affected by certain modifications and amendments of the indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in aggregate principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons, holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in aggregate principal amount of the outstanding debt securities of a series, the persons holding or representing such specified percentage in aggregate principal amount of the outstanding debt securities of such series will constitute a quorum (Section 1304).

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture expressly provides may be made, given or taken by the holders of a specified percentage in aggregate principal amount of all outstanding debt securities affected thereby, or of the holders of that series and one or more additional series:

(1) there will be no minimum quorum requirement for the meeting; and

(2) the aggregate principal amount of the outstanding debt securities of such series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the indenture (Section 1304).

Discharge; Legal Defeasance and Covenant Defeasance

Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership and the Guarantors may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or are scheduled for redemption within one year) by irrevocably depositing with the trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such debt securities are payable in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest to the date of such deposit (if such debt securities have become due and payable) or to the stated maturity or redemption date, as the case may be (Section 404).

In addition, the indenture provides that, unless otherwise provided in the applicable prospectus supplement, if the provisions of Article Four are made applicable to the debt securities of any series pursuant to the indenture, the Operating Partnership may elect either:

(1) to defease and discharge itself and the Guarantors from any and all obligations with respect to those debt securities (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“legal defeasance”) (Section 402); or

(2) to release itself and the Guarantors from their obligations with respect to those debt securities under “—Covenants,” “—Other Covenants” or their obligations with respect to any other covenant, and any omission to comply with such obligations will not constitute a default or an event of default with respect to those debt securities (“covenant defeasance”) (Section 403);

in either case upon the irrevocable deposit by the Operating Partnership or the Guarantors with the trustee, in trust, of any amount, in such currency or currencies, currency unit or units or composite currency or currencies in which those debt securities are payable at stated maturity, or Government Obligations, or both, applicable to those debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on such debt securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates.

This trust may only be established if, among other conditions, the Operating Partnership has delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of legal defeasance or covenant defeasance, as the case may be, and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if legal defeasance or covenant defeasance, as the case may be, had not occurred, and the opinion of counsel, in the case of legal defeasance, must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of the indenture (Section 404).

In the event the Operating Partnership effects a covenant defeasance with respect to the debt securities of any series and those debt securities are declared due and payable because of the occurrence of any event of default other than an event of default described in clause (4) under “Events of Default, Notice and Waiver” with respect to the covenants described under “ —Covenants” and “—Other Covenants” (which would no longer be applicable to those debt securities) or described in clause (7) under “Events of Default, Notice and Waiver” with respect to any other covenant as to which there has been covenant defeasance, the amount in the currency, currency unit or composite currency in which those debt securities are payable and Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on those debt securities at the time of their stated maturity but may not be sufficient to pay amounts due on those debt securities at the time of the acceleration resulting from such event of default. However, the Operating Partnership and the Guarantors would remain liable to make payment of those amounts due at the time of acceleration.

The applicable prospectus supplement may further describe the provisions, if any, permitting legal defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

The terms and conditions, if any, upon which the debt securities of any series will subordinated to other indebtedness of the Operating Partnership, including the debt securities of other series, will be set forth in the applicable prospectus supplement. These terms will include a description of the indebtedness ranking senior to the debt securities of that series, the restrictions on payments to the holders of the debt securities of that series while a default with respect to the senior indebtedness is continuing, the restrictions, if any, on payments to the holders of the debt securities of that series following an event of default, and provisions requiring holders of the debt securities of that series to remit certain payments to holders of senior indebtedness.

Book-Entry System and Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more securities in global form that will be deposited with, or on behalf of, a depository identified in the applicable prospectus supplement relating to that series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company, or “DTC,” as depository. Unless otherwise indicated, global securities will be issued in fully registered form and in either temporary or permanent form. Unless the applicable prospectus supplement states otherwise, and until it is exchanged in whole or in part for the debt securities represented thereby, a global security may not be transferred except as a whole by the depository for that global security to a nominee of that depository or by a nominee of that depository to that depository or another nominee of such depository or by that depository or any nominee of that depository to a successor depository or any nominee of that successor.

The specific terms of the depository arrangement with respect to a series of debt securities will be described in the applicable prospectus supplement. We anticipate that, unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

The applicable prospectus supplement will state whether the global securities will be issued in certificated or book-entry form. If the global securities are to be issued in book-entry form, we expect that upon the issuance of a global security, the depository for the global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by the global security to the accounts of persons that have accounts with such depository (“participants”). These accounts will be designated by the underwriters, dealers or agents with respect to the debt securities. Ownership of beneficial interests in a global security will be limited to participants or persons that may hold interests through participants.

We expect that, for the global securities deposited with DTC, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. These limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

Unless otherwise specified in the applicable prospectus supplement or the actual global security, so long as the depository for a global security or its nominee is the registered owner of the book-entry global security, the depository or that nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement or the global security, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by the global security registered in their names, will not receive or be entitled to receive delivery of debt securities in definitive certificated form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and the participants would authorize beneficial owners through the participants to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Payments of principal of and premium, if any, and interest on debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the indenture. Under the terms of the indenture, the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, none of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar has or will have any responsibility or liability for the payment of those amounts to beneficial owners of debt securities (including principal, premium, if any, and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Payments by participants to owners of beneficial interests in the global security held through participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of the participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in the debt securities to be redeemed to be determined by lot. None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar for the debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for the debt securities or for maintaining any records with respect thereto.

None of the Operating Partnership, the Guarantors, the trustee, any paying agent and the security registrar will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and the Operating Partnership, the Guarantors and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the Operating Partnership within 90 days, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security representing those debt securities. If an event of default has occurred and is continuing with respect to the debt securities of any series, the Operating Partnership will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities of such series. In addition, the Operating Partnership may at any time and in its sole discretion, subject to any limitations described in the applicable prospectus supplement or the global security relating to the debt securities, determine not to have any of the debt securities represented by one or more global securities and in such event will issue definitive certificated debt securities in exchange for the global security or securities representing the debt securities.

The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited outside of the United States with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement and/or global security. Any such bearer global securities may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement and/or global security.

Certain Definitions

The following are certain defined terms used in this prospectus and the indenture. We refer you to the indenture for the complete definition of all defined terms, as well as any other capitalized terms used in this prospectus or the applicable prospectus supplement for which no definition is provided (Section 101).

For purposes of the following definitions and the indenture generally, all calculations and determinations will be made in accordance with generally accepted accounting principles and will be based upon the consolidated financial statements of the Operating Partnership and its Subsidiaries prepared in accordance with generally accepted accounting principles.

“Acquired Indebtedness” means Indebtedness of a person (1) existing at the time that person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from that person, in each case, other than

Indebtedness incurred in connection with, or in contemplation of, that person becoming a Subsidiary or that acquisition. Acquired Indebtedness will be deemed to be incurred on the date of the related acquisition of assets from any person or the date on which the acquired person becomes a Subsidiary.

“Annual Debt Service Charge” means, for any period, the aggregate interest expense (including, without limitation, the interest component of rentals on capitalized leases and letter of credit fees, commitment fees and other similar financial charges) for that period in respect of, and the amortization during such period of any original issue discount of, the Operating Partnership’s Indebtedness and that of its Subsidiaries.

“Consolidated Income Available for Debt Service” means, for any period, Earnings from Operations plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):

(1) Annual Debt Service Charge;

(2) provision for taxes based on income;

(3) provisions for gains and losses on properties and depreciation and amortization;

(4) increases in deferred taxes and other non-cash items;

(5) depreciation and amortization with respect to interests in joint venture and partially owned entity investments;

(6) the effect of any charge resulting from a change in accounting principles; and

(7) amortization of deferred charges.

“Earnings from Operations” means, for any period, net income or loss of the Operating Partnership and its Subsidiaries, excluding:

(1) provisions for gains and losses on sales of investments or joint ventures;

(2) provisions for gains and losses on dispositions of discontinued operations

(3) extraordinary and non-recurring items; and

(4) impairment charges and property valuation losses,

as reflected in the consolidated financial statements of the Operating Partnership and its Subsidiaries for that period.

“Encumbrance” means any mortgage, lien, charge, pledge or security interest of any kind.

“Government Obligations” means securities which are:

(1) direct obligations of the United States of America or the government which issued the foreign currency in which the debt securities of a particular series are payable; or

(2) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, or the government which issued the foreign currency in which the debt securities of that series are payable, the payment of which is unconditionally guaranteed by the United States of America or that other government; which in either case, are full faith and credit obligations of the United States of America or that other government, and are not callable or redeemable at the option of the issuer thereof, and will also include a depositary receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by that custodian for the account of the holder of a depositary receipt, provided that (except as required by law) the custodian is not authorized to make any deduction from the amount payable to the holder of that depositary receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depositary receipt.

“Indebtedness” means, with respect to the Operating Partnership or any of its Subsidiaries (without duplication) any indebtedness of the Operating Partnership or any of its respective Subsidiaries:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments;

(3) secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Operating Partnership or any of its Subsidiaries;

(4) consisting of letters of credit or amounts representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(5) consisting of capitalized leases;

and also includes, to the extent not otherwise included, any obligation by the Operating Partnership or any of its Subsidiaries to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Operating Partnership or its Subsidiaries), it being understood that indebtedness shall be deemed to be incurred by the Operating Partnership or any of its Subsidiaries whenever it or that Subsidiary creates, assumes, guarantees or otherwise becomes liable in respect thereof.

“Intercompany Indebtedness” means indebtedness to which the only parties are the Operating Partnership, Brandywine and any Subsidiary (but only so long as such indebtedness is held solely by any of the Operating Partnership, Brandywine and any Subsidiary) that is subordinate in right of payment to the debt securities.

“Significant Subsidiary” means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Operating Partnership.

“Subsidiary” means, as to any person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of stock of such corporation shall have or might have voting power by reason of the lapse of time or the happening of any contingency) is at the time owned by such person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture, limited liability company, trust or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest or 50% Capital Percentage at any time. For the purpose of this definition, “Capital Percentage” means, with respect to the interest of Brandywine, the Operating Partnership or one of its Subsidiaries in any partnership, association, joint venture, limited liability company, trust or other entity, the percentage interest of such partnership, association, joint venture, limited liability company, trust or other entity based on the aggregate amount of net capital contributed by Brandywine, the Operating Partnership or such Subsidiary in such partnership, association, joint venture, limited liability company, trust or other entity at the time of determination relative to all capital contributions made in such partnership, association, joint venture, limited liability company, trust or other entity at such time of determination.

“Total Assets” means, as of any date, the sum of:

(1) the Undepreciated Real Estate Assets; and

(2) all of the other assets of the Operating Partnership and its Subsidiaries determined in accordance with generally accepted accounting principles (but excluding accounts receivable and intangibles).

“Total Unencumbered Assets” means the sum of (1) those Undepreciated Real Estate Assets not subject to an Encumbrance for borrowed money; and (2) all of the other assets of the Operating Partnership and its Subsidiaries not subject to an Encumbrance for borrowed money, determined in accordance with GAAP (but excluding accounts receivable and intangibles); provided, however, that, in determining Total Unencumbered Assets as a percentage of outstanding Unsecured Indebtedness for purposes of the covenant requiring the Operating Partnership and its Subsidiaries to maintain Total Unencumbered Assets equal to at least 150% of the aggregate outstanding principal amount of their Unsecured Indebtedness on a consolidated basis, all investments in any Person that is not consolidated for financial reporting purposes in accordance with GAAP shall be excluded from Total Unencumbered Assets.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original cost plus capital improvements) of the real estate assets of the Operating Partnership and its Subsidiaries on that date, before depreciation and amortization determined in accordance with generally accepted accounting principles.

“Unsecured Indebtedness” means indebtedness which is not secured by any Encumbrance upon any of the properties of the Operating Partnership and its Subsidiaries.

DESCRIPTION OF THE SHARES OF BENEFICIAL INTEREST

The following is a summary of provisions of Brandywine’s shares of beneficial interest as of the date of this prospectus. This summary does not completely describe Brandywine’s shares of beneficial interest. For a complete description of Brandywine’s shares of beneficial interest, we refer you to Brandywine’s Declaration of Trust and Bylaws. See “Where You Can Find More Information” on page 1.

General

Brandywine’s Declaration of Trust provides that it is authorized to issue up to 420,000,000 shares of beneficial interest (which we refer to in this prospectus as shares) consisting of 400,000,000 common shares, par value $.01 per share, which are referred to in this prospectus as Brandywine’s “common shares,” and 20,000,000 preferred shares, par value $.01 per share, which are referred to in this prospectus as Brandywine’s “preferred shares.” Of the preferred shares, none were outstanding as of the date of this prospectus.

Brandywine’s Declaration of Trust may be amended from time to time by Brandywine’s Board of Trustees, without shareholder approval, to increase or decrease the aggregate number of authorized shares or the number of shares of any class. The authorized common shares and undesignated preferred shares are generally available for future issuance without further action by Brandywine’s shareholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which Brandywine’s shares may be listed or traded.

Both Maryland statutory law governing real estate investment trusts formed under Maryland law (the “Maryland REIT Law”) and Brandywine’s Declaration of Trust provide that none of its shareholders will be personally liable, by reason of status as a shareholder, for any of Brandywine’s obligations.

Brandywine’s Declaration of Trust provides that, subject to the provisions of any class or series of Preferred Shares then outstanding and to the mandatory provisions of applicable law, its shareholders are entitled to vote only on the following matters:

•	election or removal of trustees;

•	amendments to the Declaration of Trust (other than amendments to increase or decrease the number of authorized shares or the number of shares of any class) and amendments to the Bylaws;

•

a determination by the Board of Trustees to cause Brandywine to invest in commodities contracts (other than interest rate futures intended to hedge against interest rate risk), engage in securities trading (as compared to investment activity) or hold properties primarily for sale to customers in the ordinary course of business; and

•	certain mergers of Brandywine with another entity.

Except with respect to these matters, no action taken by Brandywine’s shareholders at any meeting binds the Board of Trustees.

Shares

Common Shares of Beneficial Interest

Each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. There is no cumulative voting in the election of trustees. The common shareholders vote as single class.

In the future, Brandywine may issue a series of preferred shares that votes together with the common shares as a single class. Subject to such preferential rights as may be determined by the Board of Trustees in future issuances of preferred shares, holders of common shares are entitled to receive such distributions in cash, property or other assets of Brandywine as may be declared from time to time by the Board of Trustees.

Holders of common shares have no conversion, exchange or redemption rights or preemptive rights to subscribe to any Brandywine securities. All outstanding common shares are fully paid and nonassessable. In the event of any liquidation, dissolution or winding-up of Brandywine’s affairs, subject to such preferential rights as may be determined by the Board of Trustees in future issuances of preferred shares, holders of common shares will be entitled to share ratably in any of Brandywine’s assets remaining after provision for payment of liabilities to creditors. All common shares have equal dividend, distribution, liquidation and other rights.

Brandywine’s common shares are listed on the New York Stock Exchange under the symbol “BDN.” The transfer agent and registrar for the common shares is currently Computershare Limited.

Preferred Shares of Beneficial Interest

If Brandywine issues preferred shares, the shares will be fully paid and non-assessable. Prior to the issuance of a new series of preferred shares, Brandywine will file with the State Department of Assessments and Taxation of Maryland Articles Supplementary that will become part of Brandywine’s Declaration of Trust and that will set forth the terms of the new series. The prospectus supplement relating to any preferred shares offered thereby will describe the specific terms of the preferred shares, including:

•	the title and stated value;

•	the number of shares offered, liquidation preference and offering price;

•	the distribution rate, distribution periods and payment dates;

•	the date on which distributions begin to accrue, and, if applicable, accumulate;

•	any auction and remarketing procedures;

•	any retirement or sinking fund requirement;

•	the terms and conditions of any redemption right;

•	the terms and conditions of any conversion or exchange right;

•	any listing of the offered shares on any securities exchange;

•	whether interests in the offered shares will be represented by Depositary Shares;

•	any voting rights;

•	the relative ranking and preferences of the preferred shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on issuances of any other series of preferred shares ranking senior to or on a parity with the series of preferred shares as to distributions, liquidation, dissolution or winding up;

•	any limitations on direct or beneficial ownership and restrictions on transfer, and any other specific terms, preferences, rights, limitations or restrictions.

Restrictions on Transfer

In order for Brandywine to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), not more than 50% in value of its outstanding shares may be owned, directly or indirectly, by five or fewer individuals (defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year and shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months (or during a proportionate part of a shorter taxable year).

Because Brandywine’s Board of Trustees believes it is important for it to continue to qualify as a REIT, the Declaration of Trust, subject to certain exceptions, contains provisions that restrict the number of shares that a person may own and that are designed to safeguard Brandywine against an inadvertent loss of REIT status. In order to prevent any shareholder from owning shares in an amount that would cause more than 50% in value of the outstanding shares to be held by five or fewer individuals, the Board of Trustees, pursuant to authority granted in Brandywine’s Declaration of Trust, has passed a resolution that, subject to certain exceptions, provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the outstanding shares. This limitation is referred to in this prospectus as the “ownership limit.” Brandywine’s Board of Trustees, subject to limitations, retains the authority to increase the ownership limit and establish exemptions from, the ownership limit.

In addition, pursuant to Brandywine’s Declaration of Trust, no purported transfer of shares may be given effect if the transfer would result in ownership of all of the outstanding shares by fewer than 100 persons (determined without any reference to the rules of attribution) or result in Brandywine being “closely held” within the meaning of Section 856(h) of the Code. These restrictions are referred to in this prospectus as the “ownership restrictions.” In the event of a purported transfer or other event that would, if effective, result in the ownership of shares in violation of the ownership limit or the ownership restrictions, such transfer would be deemed void and such shares automatically would be exchanged for “excess shares” authorized by the Declaration of Trust, according to rules set forth in the Declaration of Trust, to the extent necessary to ensure that the purported transfer or other event does not result in the ownership of shares in violation of the ownership limit or the ownership restrictions.

Holders of excess shares are not entitled to voting rights (except to the extent required by law), dividends or distributions. If, after the purported transfer or other event resulting in an exchange of shares for excess shares and prior to the discovery by Brandywine of such exchange, dividends or distributions are paid with respect to shares that were exchanged for excess shares, then such dividends or distributions would be repayable to Brandywine upon demand. While outstanding, excess shares would be held in trust by Brandywine for the benefit of the ultimate transferee of an interest in such trust, as described below. While excess shares are held in trust, an interest in that trust may be transferred by the purported transferee or other purported holder with respect to such excess shares only to a person whose ownership of the shares would not violate the ownership limit or the ownership restrictions, at which time the excess shares would be exchanged automatically for shares of the same type and class as the shares for which the excess shares were originally exchanged. Brandywine’s Declaration of Trust contains provisions that are designed to ensure that the purported transferee or other purported holder of the excess shares may not receive in return for such a transfer an amount that reflects any appreciation in the shares for which such excess shares were exchanged during the period that such excess shares were outstanding. Any amount received by a purported transferee or other purported holder in excess of the amount permitted to be received would be required to be turned over to Brandywine.

Brandywine’s Declaration of Trust also provides that excess shares shall be deemed to have been offered for sale to Brandywine, or its designee, which shall have the right to accept such offer for a period of 90 days after the later of: (1) the date of the purported transfer or event which resulted in an exchange of shares for such excess shares; and (2) the date the Board of Trustees determines that a purported transfer or other event resulting in an exchange of shares for such excess shares has occurred if Brandywine does not receive notice of any such transfer. The price at which Brandywine may purchase such excess shares would be equal to the lesser of: (1) in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that caused the automatic exchange for such excess shares or, in the case of excess shares resulting from some other event, the market price of such shares on the date of the automatic exchange for excess shares; or (2) the market price of such shares on the date that Brandywine accepts the excess shares. Any dividend or distribution paid to a proposed transferee on excess shares prior to the discovery by Brandywine that such shares have been transferred in violation of the provisions of the Declaration of Trust shall be repaid to Brandywine upon its demand. If the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any excess shares may be deemed, at

Brandywine’s option, to have acted as Brandywine’s agent and on Brandywine’s behalf in acquiring or holding such excess shares and to hold such excess shares on Brandywine’s behalf.

Brandywine’s Board of Trustees may waive the ownership restrictions if evidence satisfactory to the trustees and its tax counsel or tax accountants is presented showing that such waiver will not jeopardize Brandywine’s status as a REIT under the Code. As a condition of such waiver, Brandywine’s Board of Trustees may require that an intended transferee give written notice to Brandywine, furnish such undertakings, agreements and information as may be required by Brandywine’s Board of Trustees and/or an undertaking from the applicant with respect to preserving Brandywine’s status. Any transfer of shares or any security convertible into shares that would create a direct or indirect ownership of shares in excess of the ownership limit or result in the violation of the ownership restrictions will be void with respect to the intended transferee and will result in excess shares as described above.

Neither the ownership restrictions nor the ownership limit will be removed automatically even if the REIT provisions of the Code are changed so as no longer to contain any ownership concentration limitation or if the ownership concentration limitation is increased.

The Declaration of Trust expressly provides that the ownership limit and ownership restrictions shall not preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange, any successor exchange or quotation system thereto, or any other exchange or quotation system over which shares may be traded from time to time. The fact that the settlement of any transaction occurs shall not negate the effect of any other provision in of the Declaration of Trust providing for ownership limit or the ownership restrictions and any transferee in such a transaction shall be subject to all of such other provisions.

All persons who own, directly or by virtue of the applicable attribution provisions of the Code, more than 4.0% of the value of any class of outstanding shares, must give written notice to Brandywine containing the information specified in the Declaration of Trust by January 31 of each year. In addition, each such shareholder shall provide to Brandywine such additional information as Brandywine may request in order to determine the effect of such person’s beneficial or constructive ownership of shares on Brandywine’s status as a REIT.

The ownership limit could have the effect of delaying, deferring or preventing a transaction or a change in control of Brandywine that might involve a premium price for the Common Shares or otherwise be in the best interest of Brandywine’s shareholders.

DESCRIPTION OF THE DEPOSITARY SHARES

General

Brandywine may issue receipts (which we refer to in this prospectus as “depositary receipts”) for the Depositary Shares (which we refer to in this prospectus as “depository shares”), each of which will represent a fractional interest of a share of a particular series of Preferred Shares, as specified in the applicable prospectus supplement. Brandywine will deposit Preferred Shares of each series represented by depository shares under a separate deposit agreement among Brandywine, the preferred share depositary and the holders from time to time of the depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fractional interest of a share of a particular series of Preferred Shares represented by the Depositary Shares evidenced by such depositary receipt, to all the rights and preferences of the Preferred Shares represented by such Depositary Shares (including distribution, voting, conversion, redemption and liquidation rights).

The Depositary Shares will be evidenced by depositary receipts issued pursuant to the applicable deposit agreement. Immediately following Brandywine’s issuance and delivery of the Preferred Shares to the preferred share depositary, Brandywine will cause the preferred share depositary to issue, on Brandywine’s behalf, the depositary receipts. Copies of the applicable form of deposit agreement and depositary receipt may be obtained from Brandywine upon request, and the following summary of that form filed as an exhibit to the registration statement of which this prospectus is a part is qualified in its entirety by reference to these documents.

Distributions

The preferred share depositary will distribute all cash distributions received in respect of the Preferred Shares to the record holders of depositary receipts evidencing the related Depositary Shares in proportion to the number of such depositary receipts owned by such holders, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary.

In the event of a distribution other than in cash, the preferred share depositary will distribute property received by it to the record holders of depositary receipts entitled to such distributions, subject to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the preferred share depositary, unless the preferred share depositary determines that it is not feasible to make such distribution, in which case the preferred share depositary may, with our approval, sell such property and distribute the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any Preferred Shares converted into excess shares.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the preferred share depositary (unless the related Depositary Shares have previously been called for redemption or converted into excess shares), the holders of the depositary receipts will be entitled to delivery at such office, to or upon such holder’s order, of the number of whole or fractional Preferred Shares and any money or other property represented by the Depositary Shares evidenced by such depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related Preferred Shares on the basis of the proportion of the Preferred Shares represented by each depositary share as specified in the applicable prospectus supplement, but holders of such Preferred Shares will not thereafter be entitled to receive Depositary Shares therefor. If the depositary receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of Preferred Shares to be withdrawn, the preferred share depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of Depositary Shares.

Redemption of Depositary Shares

Whenever Brandywine redeems Preferred Shares held by the preferred share depositary, the preferred share depositary will redeem as of the same redemption date the number of Depositary Shares representing the Preferred Shares so redeemed, provided Brandywine has paid in full to the preferred share depositary the redemption price of the Preferred Shares to be redeemed plus an amount equal to any accrued and unpaid distributions thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable with respect to the Preferred Shares. If fewer than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected pro rata (as nearly as may be practicable without creating fractional Depositary Shares) or by any other equitable method determined by us that will not result in the issuance of any excess shares.

From and after the date fixed for redemption, all distributions in respect of the Preferred Shares so called for redemption will cease to accrue, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any monies payable upon such redemption and any money or other property to which the holders of such depositary receipts were entitled upon such redemption upon surrender thereof to the preferred share depositary.

Voting of the Preferred Shares

Upon receipt of notice of any meeting at which the holders of the Preferred Shares are entitled to vote, the preferred share depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts evidencing the Depositary Shares which represent such Preferred Shares. Each record holder of depositary receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Shares) will be entitled to instruct the preferred share depositary as to the exercise of the voting rights pertaining to the amount of Preferred Shares represented by such holder’s Depositary Shares. The preferred share depositary will vote the amount of Preferred Shares represented by such Depositary Shares in accordance with such instructions, and we will agree to take all reasonable actions that may be deemed necessary by the preferred share depositary in order to enable the preferred share depositary to do so. The preferred share depositary will abstain from voting the amount of Preferred Shares represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of depositary receipts evidencing such Depositary Shares. The preferred share depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any such vote made, as long as any such action or non-action is in good faith and does not result from negligence or willful misconduct of the preferred share depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, the holders of each depositary receipt will be entitled to the fraction of the liquidation preference, if any, accorded each preferred share represented by the depositary share evidenced by such depositary receipt, as set forth in the applicable prospectus supplement.

Conversion of Preferred Shares

The Depositary Shares, as such, are not convertible into Common Shares or any of our other securities or property, except in connection with certain conversions in connection with the preservation of Brandywine’s status as a REIT. Nevertheless, if so specified in the applicable prospectus supplement relating to an offering of Depositary Shares, the depositary receipts may be surrendered by holders thereof to the preferred share depositary with written instructions to the preferred share depositary to instruct Brandywine to cause conversion of the Preferred Shares represented by the Depositary Shares evidenced by such depositary receipts into whole Common Shares, other Preferred Shares (including excess shares) or other shares of beneficial interest. If the Depositary Shares evidenced by a depositary receipt are to be converted in part only, a new depositary receipt or receipts will be issued for any Depositary Shares not to be converted. No fractional Common Shares will be issued upon conversion, and if such conversion will result in a fractional share being issued, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the Common Shares on the last business day prior to the conversion.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the Depositary Shares which represent the Preferred Shares and any provision of the deposit agreement may at any time be amended by agreement between us and the preferred share depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary receipts or that would be materially and adversely inconsistent with the rights granted to the holders of the related Preferred Shares will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the depositary receipts then outstanding. No amendment shall impair the right, subject to certain exceptions in the depositary agreement, of any holder of depositary receipts to surrender any depositary receipt with instructions to deliver to the holder the related Preferred Shares and all money and other property, if any, represented thereby, except in order to comply with law. Every holder of an outstanding depositary receipt at the time any such amendment becomes effective shall be deemed, by continuing to hold such depositary receipt, to consent and agree to such amendment and to be bound by the deposit agreement as amended thereby.

Unless otherwise provided in the applicable prospectus supplement, Brandywine may terminate the deposit agreement upon not less than 30 days’ prior written notice to the preferred share depositary if: (1) such termination is necessary to assist in maintaining Brandywine’s status as a REIT or (2) a majority of each series of Preferred Shares affected by such termination consents to such termination, whereupon the preferred share depositary shall deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional Preferred Shares as are represented by the Depositary Shares evidenced by such depositary receipts together with any other property held by the preferred share depositary with respect to such depositary receipts. If the deposit agreement is terminated to assist in maintaining Brandywine’s status as a REIT, then, if the Depositary Shares are listed on a national securities exchange, Brandywine will use its best efforts to list the Preferred Shares issued upon surrender of the related Depositary Shares on a national securities exchange. In addition, the deposit agreement will automatically terminate if: (1) all outstanding Depositary Shares shall have been redeemed, (2) there shall have been a final distribution in respect of the related Preferred Shares in connection with Brandywine’s liquidation, dissolution or winding up and such distribution shall have been distributed to the holders of depositary receipts evidencing the Depositary Shares representing such Preferred Shares, or (3) each share of the related Preferred Shares shall have been converted into Brandywine’s shares of beneficial interest not so represented by Depositary Shares.

Charges of Preferred Share Depositary

Brandywine will pay all transfer and other taxes and governmental charges arising solely from the existence of the deposit agreement. In addition, Brandywine will generally pay the fees and expenses of the preferred share depositary in connection with the performance of its duties under the deposit agreement. However, holders of depositary receipts will pay certain other transfer and other taxes and governmental charges as well as the fees and expenses of the preferred share depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the deposit agreement.

Resignation and Removal of Depositary

The preferred share depositary may resign at any time by delivering to Brandywine notice of its election to do so, and Brandywine may at any time remove the preferred share depositary, any such resignation or removal to take effect upon the appointment of a successor preferred share depositary. A successor preferred share depositary must be appointed within 60 days after delivery of the notice of resignation or removal and, unless otherwise specified in the applicable prospectus supplement, must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The preferred share depositary will forward to holders of depositary receipts any reports and communications from us which are received by the preferred share depositary with respect to the related Preferred Shares.

Neither Brandywine nor the preferred share depositary will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the deposit agreement. Brandywine’s obligations and the preferred share depositary’s obligations under the deposit agreement will be limited to performing their respective duties thereunder in good faith and without negligence (in the case of any action or inaction in the voting of Preferred Shares represented by the Depositary Shares), gross negligence or willful misconduct, and Brandywine and the preferred share depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, Depositary Shares or Preferred Shares represented thereby unless satisfactory indemnity is furnished. Brandywine and the preferred share depositary may rely on written advice of counsel or accountants, or information provided by persons presenting Preferred Shares represented thereby for deposit, holders of depositary receipts or other persons believed in good faith to be competent to give such information, and on documents believed in good faith to be genuine and signed by a proper party.

In the event the preferred share depositary receives conflicting claims, requests or instructions from Brandywine and any holders of depositary receipts, the preferred share depositary will be entitled to act on such claims, requests or instructions received from Brandywine.

DESCRIPTION OF THE SUBSCRIPTION RIGHTS

Brandywine may issue Subscription Rights to purchase Common Shares, which we refer to in this prospectus as “Subscription Rights.” Subscription Rights may be issued independently or together with any other security offered hereby and may be attached to or separate from such security. Subscription Rights may or may not be transferable by the securityholder receiving the Subscription Rights in such offering. In connection with any offering of Subscription Rights, Brandywine may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of Subscription Rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the Subscription Rights;

•	the exercise price payable for each common share upon the exercise of the Subscription Rights;

•	the number of Subscription Rights issued to each securityholder;

•	the number and terms of the Common Shares that may be purchased per each Subscription Right;

•	the extent to which the Subscription Rights are transferable;

•	any other terms of the Subscription Rights, including the terms, procedures and limitations relating to the exchange and exercise of the Subscription Rights;

•	the date on which the right to exercise the Subscription Rights shall commence, and the date on which the Subscription Rights shall expire;

•	the extent to which the Subscription Rights may include an over-subscription privilege with respect to unsubscribed securities; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by Brandywine in connection with the offering of the Subscription Rights.

The description in the applicable prospectus supplement of any Subscription Rights that Brandywine offers will not necessarily be complete and will be qualified in its entirety by reference to the applicable Subscription Rights certificate or Subscription Rights agreement, which will be filed with the SEC if Brandywine offers Subscription Rights.

DESCRIPTION OF THE WARRANTS

Brandywine may issue Warrants to purchase Preferred Shares, Common Shares and/or Depositary Shares, which may be sold separately, together or in units with other securities registered hereby, which we refer to in this prospectus as “Warrants.” Warrants may be issued independently or together with any securities and may be attached to or separate from such securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a specified warrant agent. The warrant agent will act solely as Brandywine’s agent in connection with the Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Warrants.

The applicable prospectus supplement will describe the following terms, where applicable, of the Warrants in respect of which this prospectus is being delivered:

•	the title of the Warrants;

•	the aggregate number of outstanding Warrants;

•	the price or prices at which the Warrants will be issued;

•	the price or prices at which the securities purchasable upon exercise of the Warrants may be purchased;

•	he designation, amount and terms of the securities purchasable upon exercise of the Warrants;

•	if applicable, the date on and after which the Warrants and the securities purchasable upon exercise of the Warrants will be separately transferable;

•	the date on which the right to exercise the Warrants shall commence and the date on which such right shall expire;
•	the minimum or maximum amount of the Warrants which may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	a discussion of federal income tax considerations; and

•	any other material terms of the Warrants, including terms, procedures and limitations relating to the exchange and exercise of the Warrants.

Exercise of Warrants

Each Warrant will entitle the holder of the Warrant to purchase for cash the amount of Preferred Shares, Common Shares and/or Depositary Shares, as the case may be, which may be sold separately, together or in units with other securities registered hereby at the exercise price stated or determinable in the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void. Warrants may be exercised as described in the applicable prospectus supplement. When the warrant holder makes the payment and properly completes and signs the warrant certificate at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, Brandywine will, as soon as possible, forward the Preferred Shares, Common Shares and/or Depositary Shares, as the case may be, which may be sold separately, together or in units with other securities registered hereby that the warrant holder has purchased. If the warrant holder exercises the Warrant for less than all of the Warrants represented by the warrant certificate, Brandywine will issue a new warrant certificate for the remaining Warrants.

PROVISIONS OF MARYLAND LAW AND OF BRANDYWINE’S

DECLARATION OF TRUST AND BYLAWS

The following is a summary of provisions of Maryland REIT Law, Brandywine’s Declaration of Trust and its Bylaws. This summary does not completely describe Maryland REIT law, the Declaration of Trust or the Bylaws. For a complete description of each of the foregoing, we refer you to the Maryland statutes applicable to REITs, and Brandywine’s Declaration of Trust and Bylaws, each of which is incorporated by reference in this prospectus.

Duration

Under Brandywine’s Declaration of Trust, Brandywine has a perpetual term of existence and will continue perpetually subject to the authority of its Board of Trustees to terminate its existence and liquidate its assets and subject to termination pursuant to the Maryland REIT Law.

Board of Trustees

Brandywine’s Declaration of Trust provides that the number of its trustees shall not be less than three nor more than 15. Any vacancy, including a vacancy created by an increase in the number of trustees, may be filled by a majority of the trustees.

Brandywine’s trustees generally will each serve for a one-year term.

Pursuant to Brandywine’s Bylaws eligible shareholders, including qualifying groups of up to 25 shareholders, that have continuously owned at least 3% of Brandywine’s outstanding common shares for at least three years are entitled to nominate trustee nominees constituting up to the greater of two trustees and 25% of the number of trustees serving on the Board of Trustees, and have such nominees included in Brandywine’s proxy materials, provided that the shareholder(s) and their nominee(s) satisfy certain requirements specified in Brandywine’s Bylaws, including advance notice requirements.

Brandywine’s Declaration of Trust generally provides that a trustee may be removed from office only at a meeting of shareholders. However, a trustee elected solely by holders of a series of Preferred Shares may be removed only by the affirmative vote of a majority of the Preferred Shares of that series voting as a single class with any other series of Brandywine’s Preferred Shares ranking on a parity with such Preferred Shares and upon which like voting rights have been conferred.

Business Combinations

Under Maryland law, as applicable to Maryland real estate investment trusts, certain “business combinations” (including certain mergers, consolidations, share exchanges or, in certain circumstances, asset transfers or issuances or reclassifications of equity securities) between a Maryland real estate investment trust and an “interested shareholder” or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. An interested shareholder includes a person who beneficially owns, and an affiliate or associate (as defined under Maryland law) of the trust who, at any time during the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the trust’s then outstanding voting shares. Thereafter, any such business combination must be recommended by the trustees of such trust and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust, voting together as a single voting group; and

•

two-thirds of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by the interested shareholder’s affiliates or associates, voting together as a single voting group.

These super-majority voting requirements do not apply if the trust’s common shareholders receive a minimum price (as defined under Maryland law) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. These provisions also do not apply to business combinations that are approved or exempted by the Board of Trustees of the trust prior to the time that the interested shareholder becomes an interested shareholder.

Brandywine’s Declaration of Trust provides that the business combination statute will not apply to any business combination between Brandywine and any person.

Control Share Acquisitions

Under Maryland law, as applicable to Maryland real estate investment trusts, “control shares” of a Maryland real estate investment trust acquired in a “control share acquisition” have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter by shareholders, excluding shares owned by the acquirer, by officers or by trustees who are employees of the trust in question. “Control shares” are voting shares of beneficial interest which, if aggregated with all other shares previously acquired by such acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise the voting power in the election of trustees within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel Brandywine’s Board of Trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition, and certain limitations and restrictions otherwise applicable to the exercise of dissenters’ rights do not apply in the context of a control share acquisition.

Brandywine’s Bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Amendment to the Declaration of Trust

Brandywine’s Declaration of Trust may be amended only by the affirmative vote of the holders of not less than a majority of the shares then outstanding and entitled to vote thereon, except for the provisions of Brandywine’s

Declaration of Trust relating to increases or decreases in the aggregate number of authorized shares of any class, which may generally be made by the Board of Trustees without shareholder approval. In addition, if Brandywine’s Board of Trustees determines, with the advice of counsel, that any one or more of the provisions of its Declaration of Trust conflict with the Maryland REIT Law, the Code or other applicable Federal or state law(s), the conflicting provisions of Brandywine’s Declaration of Trust shall be deemed never to have constituted a part of its Declaration of Trust, even without any amendment thereof.

Termination of Brandywine Realty Trust and REIT Status

Subject to the rights of any outstanding Preferred Shares and to the provisions of the Maryland REIT Law, Brandywine’s Declaration of Trust permits its Board of Trustees to terminate Brandywine’s existence and to discontinue its election to be taxed as a REIT.

Transactions between Brandywine Realty Trust and its Trustee or Officers

Brandywine’s Declaration of Trust provides that any contract or transaction between it and one or more of its trustees, officers, employees or agents must be approved by a majority of Brandywine’s trustees who have no interest in the contract or transaction.

Limitation of Liability and Indemnification

The Maryland REIT Law permits a Maryland REIT to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Brandywine’s Declaration of Trust contains a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

The Maryland REIT Law permits a Maryland REIT to indemnify and advance expenses to its trustees and officers to the same extent as permitted for directors and officers of a Maryland corporation under the Maryland General Corporation Law. In the case of directors and officers of a Maryland corporation, the Maryland General Corporation Law permits a Maryland corporation to indemnify present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of such service, unless it is established that either: (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and either (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty; (2) the director or officer actually received an improper personal benefit in money, property or services; or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

Brandywine’s Bylaws require Brandywine to indemnify, without a preliminary determination of the ultimate entitlement to indemnification: (1) any present or former trustee, officer or shareholder who has been successful, on the merits or otherwise, in the defense of a proceeding to which he or she was made a party by reason of such status, against reasonable expenses incurred by him or her in connection with the proceeding and (2) any present or former trustee or officer against any claim or liability to which he or she may become subject by reason of such status.

In addition, Brandywine’s Bylaws require Brandywine to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a present or former trustee or officer made a party to a proceeding by reason of his or her status as a trustee or officer.

The limited partnership agreement of the Operating Partnership also provides for indemnification by the Operating Partnership of Brandywine, as general partner, for any costs, expenses or liabilities incurred by it by reason of any act performed by it for or on behalf of the Operating Partnership; provided that such person’s actions were taken in good faith and in the belief that such conduct was in the best interests of the Operating Partnership and that such person was not guilty of fraud, willful misconduct or gross negligence.

SELLING SECURITYHOLDERS

Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

A summary of certain U.S. federal income tax considerations to you as a prospective holder of our securities is set forth in Exhibit 99.1 to our Annual Report on Form 10-K, filed with the SEC on February 21, 2023, and incorporated by reference in this prospectus.

PLAN OF DISTRIBUTION

We and, where applicable, selling securityholders may sell the securities in any one or more of the following ways:

•	directly to investors;

•	to investors through agents;

•	to dealers;

•	through underwriting syndicates led by one or more managing underwriters; and

•	through one or more underwriters acting alone.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also make direct sales through subscription rights distributed to our shareholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. We may also sell securities to our shareholders as part of a dividend on our common shares if our board of trustees, in the future, should elect to pay dividends with a combination of cash and common shares.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices, including in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

In the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. The applicable prospectus supplement will, where applicable:

•	identify any such underwriter or agent;

•	describe any compensation in the form of discounts, concessions, commissions or otherwise received from us by each such underwriter or agent and in the aggregate to all underwriters and agents;

•	identify the amounts underwritten; and

•	identify the nature of the underwriter’s obligation to take the securities.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than the common shares, which are listed on the NYSE. Any common shares sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any series of debt securities or preferred shares, respectively, on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of, or the trading market for, any series of debt securities or preferred shares.

Until the distribution of the securities is completed, rules of the SEC may limit the ability of any underwriters and selling group members to bid for and purchase the securities. As an exception to these rules, underwriters are permitted to engage in some transactions that stabilize the price of the securities. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the securities.

If any underwriters create a short position in the securities in an offering in which they sell more securities than are set forth on the cover page of the applicable prospectus supplement, the underwriters may reduce that short position by purchasing the securities in the open market.

The lead underwriters may also impose a penalty bid on other underwriters and selling group members participating in an offering. This means that if the lead underwriters purchase securities in the open market to reduce the underwriters’ short position or to stabilize the price of the securities, they may reclaim the amount of any selling concession from the underwriters and selling group members who sold those securities as part of the offering.

In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of the securities may be entitled to indemnification by us against some liabilities, including liabilities under the Securities Act.

Underwriters, dealers and agents may engage in transactions with us, perform services for us or be our tenants in the ordinary course of business.

If indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by particular institutions to purchase securities from us at the public offering price set forth in such prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in such prospectus supplement. Each delayed delivery contract will be for an amount no less than, and the aggregate principal amounts of securities sold under delayed delivery contracts shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Institutions with which such contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but will in all cases be subject to our approval. The obligations of any purchaser under any such contract will be subject to the conditions that (a) the purchase of the securities shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject, and (b) if the securities are being sold to underwriters, we shall have sold to the underwriters the total principal amount of the securities less the principal amount thereof covered by the contracts. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

LEGAL MATTERS

Unless otherwise set forth in a prospectus supplement, the validity of the securities offered will be passed upon for us by Troutman Pepper Hamilton Sanders LLP and for any underwriters by Simpson Thacher & Bartlett LLP (or such other counsel as may be engaged by any such underwriters).

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 for Brandywine Realty Trust have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 for Brandywine Operating Partnership, L.P. have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Brandywine Operating Partnership, L.P.

$300,000,000 6.125% Guaranteed Notes due 2031

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

BofA Securities	Citigroup	Truist Securities	Wells Fargo Securities

BNY Capital Markets	Citizens Capital Markets	M&T Securities	PNC Capital Markets LLC	US Bancorp

Co-Managers

Ramirez & Co., Inc.	Synovus

September 29, 2025